UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Sotheby's Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOTHEBY'S

SOTHEBY'S HOLDINGS, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD MAY 8, 2006

To the Shareholders of
       SOTHEBY'S HOLDINGS, INC.

       The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the “Company”) will be held on Monday, May 8, 2006, at the offices of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time, for the following purposes:

1. To elect nine (9) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To consider a proposal to approve the reincorporation of the Company in the State of Delaware (which if approved, will nonetheless not be implemented unless the third and fourth proposals are also approved). The reincorporation will be accomplished by merging the Company into a newly-formed, wholly-owned subsidiary of the Company organized under the laws of the State of Delaware that will be named “Sotheby's”;

3. To consider a proposal to approve a provision in the surviving corporation's Delaware certificate of incorporation requiring that any action by shareholders of the surviving corporation may only be taken at a duly called meeting of shareholders (which if approved, will nonetheless not be implemented unless the second and fourth proposals are also approved);

4. To consider a proposal to approve a provision in the surviving corporation's Delaware certificate of incorporation providing that special shareholder meetings may be called only by the Chairman of the Board of Directors, the President, the Board of Directors or a duly designated committee of the Board of Directors (which if approved, will nonetheless not be implemented unless the second and third proposals are also approved);

5. To consider a proposal to approve the Company's Amended and Restated Restricted Stock Plan, which includes an increase in the number of shares of the Company's Class A Limited Voting Common Stock reserved for issuance under this plan of 4,500,000 shares, from 2,000,000 shares to 6,500,000 shares;

6. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2006; and

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       The Board of Directors has fixed the close of business on March 24, 2006 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors MICHAEL I. SOVERN, Chairman

Bloomfield Hills, Michigan
April 12, 2006

       SHAREHOLDERS WHO DO NOT INTEND TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE OR TO VOTE BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

SOTHEBY'S HOLDINGS, INC.
38500 Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2006
ANNUAL MEETING AND RELATED INFORMATION

What is the purpose of the Annual Meeting?

       At the Sotheby's Holdings, Inc. (the “Company”) 2006 Annual Meeting of Shareholders (including any adjournment or postponement, the “Meeting”), shareholders will consider and vote upon:

•	The election of nine (9) directors (“Proposal 1”).

•	A proposal to approve the reincorporation of the Company in the State of Delaware (“Proposal 2”) (which if approved, will nonetheless not be implemented unless Proposal 3 and Proposal 4 are also approved). The reincorporation will be accomplished by merging the Company into a newly-formed, wholly-owned subsidiary of the Company organized under the laws of the State of Delaware. The Delaware subsidiary will be the surviving corporation and be renamed “Sotheby's”.

•	A proposal to approve a provision in the surviving corporation's Delaware certificate of incorporation requiring that any action by shareholders of the surviving corporation may only be taken at a duly called meeting of shareholders (“Proposal 3”) (which if approved, will nonetheless not be implemented unless Proposal 2 and Proposal 4 are also approved).

•	A proposal to approve a provision in the surviving corporation's Delaware certificate of incorporation providing that special shareholder meetings may be called only by the Chairman of the Board of Directors, the President, the Board of Directors or a duly designated committee of the Board of Directors (“Proposal 4”) (which if approved, will nonetheless not be implemented unless Proposal 2 and Proposal 3 are also approved).

•	A proposal to approve the Company's Amended and Restated Restricted Stock Plan (the “Amended and Restated Restricted Stock Plan”), which includes an increase in the number of shares of the Company's Class A Limited Voting Common Stock (the “Class A Common Stock”), reserved for issuance under this plan of 4,500,000 shares, from 2,000,000 shares (including shares already issued) to 6,500,000 shares of which 4,735,772 shares remain available for issuance (“Proposal 5”). If the Company's shareholders approve Proposal 5, an amendment approved by the Company's Board of Directors to reduce the number of shares of Class A Common Stock reserved for issuance under the Company's 1997 Stock Option Plan, as amended (the “Stock Option Plan”), by 6,955,500 shares, from 14,900,000 (including shares already issued and shares underlying outstanding but unexercised options) to 7,944,500 shares of which 500,830 shares remain available for issuance, shall become effective. See the tables under “Proposal 5—Approval of Amended and Restated Restricted Stock Plan—Number of Shares Available for Future Grants Under Plans” for a detailed explanation of these figures.

•	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2006 (“Proposal 6”).

Why am I receiving this Proxy Statement?

       This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company, for use at the Meeting to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Monday, May 8, 2006, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time. The Company expects to first mail this Proxy Statement and the accompanying materials on or about April 12, 2006.

Who is entitled to vote?

       Shareholders of record of the Company's Class A Common Stock as of the close of business on March 24, 2006 (the “Record Date”). At the close of business on the Record Date, 59,733,442 shares of Class A Stock were outstanding. Each share of Class A Common Stock is entitled to one vote on each matter to be considered at the Meeting.

How has the Company's 2005 recapitalization transaction affected who is entitled to vote?

       The Company entered into a transaction (the “Recapitalization”) with affiliates of A. Alfred Taubman and his family (collectively, the “Shareholders”), which includes Robert S. Taubman, a Company director and the son of A. Alfred Taubman, in which all shares of the Company's Class B Common Stock (the “Class B Common Stock”) held by the Shareholders were either purchased by the Company for cash or converted into shares of the Company's Class A Common Stock. Upon completion of the Recapitalization, the remaining outstanding shares of the Class B Common Stock constituted less than fifty percent of the aggregate voting power of the Company's outstanding capital stock. As a result, pursuant to the Company's Third Amended and Restated Articles of Incorporation, each remaining outstanding share of Class B Common Stock was automatically converted into one share of Class A Common Stock without any action on the part of the holder thereof. For further discussion regarding the Recapitalization, see “Certain Transactions” below.

       As a result of the Recapitalization, no shares of the Company's Class B Common Stock remain issued and outstanding, and the dual-class, super-voting share structure of the Company was effectively eliminated. Consequently, the only shares outstanding of the Company are shares of its Class A Common Stock.

How do I vote my shares?

       You may vote your shares of Class A Common Stock by completing the accompanying proxy card and returning it in the enclosed envelope. In addition, you may vote by telephone or via the Internet pursuant to the instructions contained in the proxy card.

What is the effect of my completing and returning the proxy card?

       A valid proxy from a shareholder will be voted as specified in each proxy card at the Meeting. Any shareholder giving a proxy in the proxy card provided or by telephone or the Internet, pursuant to instructions contained in that card, retains the power to revoke the proxy by written notice to the Company at any time prior to its exercise.

How will my shares be voted by the proxies?

       Unless a shareholder provides contrary instructions on the proxy card, all shares of Class A Common Stock represented by valid proxy cards received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals 1, 2, 3, 4, 5 and 6. The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of Michael I. Sovern and William F. Ruprecht, the persons named in the proxy card and to whom you are granting your proxy, to vote in accordance with their judgment on such matters.

Can I vote in person at the Meeting?

       Yes. Please note, however, that attendance at the Meeting alone will not result in the revocation of your proxy unless you affirmatively indicate at the Meeting that you intend to vote your shares in person.

What constitutes a “quorum” for the transaction of business at the Meeting?

       The holders of the number of shares possessing a majority of the voting power of all shares entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the Meeting.

How many votes are needed to approve a Proposal?

       For Proposal 1, the election of directors, a plurality of the votes cast at the Meeting is required to elect each of the nominees for director. Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote. The approval of Proposals 3, 4, 5 and 6 each requires the affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote.

The approval of Proposal 2, concerning the reincorporation of the Company in Delaware, Proposal 3, concerning actions by shareholders by written consent, and Proposal 4, concerning the calling of special meetings of shareholders, are each conditioned upon the approval of the others. Consequently, a vote against one or more of Proposals 2, 3 and 4 will have the effect of a vote against the other linked proposals.

       Abstentions and broker non-votes (where a broker or nominee is not permitted to vote on a matter without specific instructions from the beneficial owner) are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum. Proposal 1, the election of directors, is considered a routine matter for which brokers may vote without specific instructions from the beneficial owner. Proposals 2, 3, 4 and 5 are not considered routine matters; accordingly, brokers may not vote on those proposals without such specific instructions. Proposal 6 is considered a routine matter for which brokers may vote without specific instructions from the beneficial owner.

       Abstentions and broker non-votes have no effect on the outcome of Proposal 1 or Proposal 6, but do have the effect of negative votes with respect to Proposals 2, 3, 4 and 5.

Who is paying the costs of this proxy solicitation?

       The Company is paying the costs of this proxy solicitation. The Company has retained Mackenzie Partners, Inc. to assist in the solicitation of votes for a fee of approximately $12,500, plus transaction fees and reimbursement of out-of-pocket expenses. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

ANNUAL REPORT

       The Annual Report on Form 10-K of the Company for the year ended December 31, 2005, which includes financial statements audited by Deloitte & Touche LLP, independent auditors, and their report thereon dated March 16, 2006 is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 24, 2006. ALSO, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

PROPOSAL 1—ELECTION OF DIRECTORS

       The Nominating and Corporate Governance Committee of the Board of Directors has recommended to the Board, and the Board has nominated, nine incumbent directors to be elected at the Meeting. The remaining incumbent director, Jeffrey H. Miro, is not standing for reelection to the Board. The Company's shareholders elect directors by a plurality of the votes cast at the Meeting.

Directors serve until the next annual meeting and until their respective successors have been elected and qualified.

       The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following nine individuals nominated by the Board of Directors. The principal occupation and certain other biographical information regarding each nominee are also set forth below.

Name	Age	Year First Elected A Director
Michael Blakenham	68	1987
Steven B. Dodge	60	2000
The Duke of Devonshire	61	1994
Allen Questrom	66	2005
William F. Ruprecht	50	2000
Michael I. Sovern	74	2000
Donald M. Stewart	67	2003
Robert S. Taubman	52	2000
Robin G. Woodhead	54	2000

       Lord Blakenham became a director of the Company in 1987. >From 1983 to 1997, he was Executive Chairman of Pearson plc, a British media company serving worldwide information, education and entertainment markets, and served as the non-executive Chairman of MEPC plc, a commercial real estate investment and development company, from 1993 to 1998. Lord Blakenham is currently a director of LaFarge SA and from 2001 to 2005 was the President of the British Trust for Ornithology. From 1997 to 2003, he served as Chairman of the Board of Trustees of the Royal Botanical Gardens, Kew and has also served as Chairman of Japan 2001, a Japanese cultural festival, and as a director of the UK-Japan 21st Century Group.

       Mr. Dodge became a director of the Company in August 2000 and is the principal of a private real estate development company, Windover Development LLC. Until February 2004, he served as the Chairman of the Board of Directors of American Tower Corporation, an owner and operator of broadcast and communications towers throughout the United States, and as President and Chief Executive Officer of that company until October 2003. Mr. Dodge had served in those positions since that company's formation in July 1995. He also serves as a director of Nextel Partners, Inc., a wireless telecommunications company. Until November 2002, Mr. Dodge served as a director of Citizens Financial Group, Inc., a financial services holding company.

       The Duke of Devonshire, formerly the Marquess of Hartington, became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. He serves as a director of a number of private companies.

       Mr. Questrom became a director of the Company in December 2004. From 2000 to December 2004, he was the Chairman and Chief Executive Officer of J.C. Penney Company. Between May 1999 and January 2001, Mr. Questrom served as Chairman of the Board of Barneys New York, Inc., a fashion retailer, and between May 1999 and September 2000, as Chief Executive Officer and President of that company. He also is a principal of AEA Investors, Inc., a partner in Mellon Ventures and a director of the National Retail Federation. Previously, Mr. Questrom was Chairman and Chief Executive Officer of Neiman Marcus and also has served as Chairman and Chief Executive Officer of Federated Department Stores, Inc.

       Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and served as Executive Vice President of the Company and Managing Director of Sotheby's North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby's, Inc.

       Mr. Sovern became a director and Chairman of the Board of the Company in February 2000 and is President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he

has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern is a member of the Board of Directors of Comcast Corporation and Sequa Corp. He also has served as the President of the Shubert Foundation since 1996 and serves as the Honorary Chairman of the Japan Society and Chairman Emeritus of the American Academy in Rome.

       Mr. Stewart became a director of the Company in April 2003. He is Visiting Professor, Harris School of Public Policy of the University of Chicago and served as the President and Chief Executive Officer of The Chicago Community Trust from 2000 until July 2004 and as President of that organization until 2005. From 1999 to 2000, Mr. Stewart served as Senior Program Officer and Special Advisor to the President, Carnegie Corporation of New York and from 1987 to 1999, he was the President of The College Board, the association of high schools and colleges. He served as President and Chief Executive Officer of Spelman College from 1976 to 1987. Mr. Stewart was also a director of The New York Times Company and The Campbell Soup Company.

       Mr. Taubman became a director of the Company in August 2000. He is chairman, president and chief executive officer of Taubman Centers, Inc. Mr. Taubman joined the Taubman organization in 1976, was elected executive vice president in 1984, chief operating officer in 1988, president and chief executive officer in 1990 and chairman in 2001. He has headed Taubman Centers and served on its board of directors since the company's initial public offering in 1992. Mr. Taubman is a member of the board of directors of Comerica Incorporated. He serves as a director of the Real Estate Roundtable in Washington, D.C., as a trustee of the Urban Land Institute (ULI) and on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Taubman is immediate past chairman of ULI's Detroit Regional District Council and a member and past trustee of the International Council of Shopping Centers.

       Mr. Woodhead became a director of the Company in February 2000. He was appointed Executive Vice President of the Company and Chief Executive of Sotheby's Europe in December 1998 and in 1999 also became Chief Executive of Sotheby's Asia. He was Co-Managing Director, Sotheby's Europe from January until December 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

       It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

MANAGEMENT

Executive Officers

       Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below, as is biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer's biography is contained under the caption “Proposal 1—Election of Directors”:

Name	Age	Present Title
Susan Alexander	52	Executive Vice President and Worldwide Head of Human Resources
George Bailey	52	Managing Director, Sotheby's Europe
Richard C. Buckley	43	Managing Director, North America Regional Auction Division
Diana Phillips	59	Executive Vice President and Worldwide Director of Press and Corporate Affairs
Donaldson C. Pillsbury	65	Executive Vice President, Worldwide General Counsel and Secretary
William S. Sheridan	52	Executive Vice President and Chief Financial Officer
Daryl S. Wickstrom	44	Managing Director, Global Auction Division
Mitchell Zuckerman	59	President, Sotheby's Financial Services, Inc. and Sotheby's Ventures, LLC
William F. Ruprecht	50	President and Chief Executive Officer
Dr. David Ulmer	49	Senior Vice President and Chief Technology and Strategy Officer
Robin G. Woodhead	54	Executive Vice President and Chief Executive, Sotheby's Europe and Asia

       Ms. Alexander was appointed Executive Vice President and Worldwide Head of Human Resources of the Company in October 2004. From January 1986 to October 2004, she served as Senior Vice President and Worldwide Head of Human Resources of the Company and has been employed by the Company since 1984.

       Mr. Bailey became the Managing Director of Sotheby's Europe in 1994. Since 1979, he has served in a number of different executive positions with Sotheby's.

       Mr. Buckley became the Managing Director of Sotheby's North American regional auction business in January 2002. >From 1999 to 2002, he served in various senior executive positions, including as Managing Director of Sothebys.com. Mr. Buckley also served as head of marketing operations for Sotheby's North America from 1996 to 1999, having joined the Company in 1989.

       Ms. Phillips became an Executive Vice President of the Company in October 2004. She became Worldwide Director of Press and Corporate Affairs in 1988 and was promoted to Senior Vice President in 1990. She joined Sotheby's in 1985 as Manger of Corporate Information for Sotheby's North America. Prior to joining Sotheby's, she was with Hill & Knowlton the international public relations firm.

       Mr. Pillsbury was appointed Executive Vice President and Worldwide General Counsel in February 2001. Mr. Pillsbury previously served as Senior Vice President and General Counsel of the Company from January 1998 until February 2001. From 1993 until January 1998, he was Senior Counsel to the law firm Davis Polk & Wardwell; from 1973 until 1993, he was a partner of that firm. Mr. Pillsbury also is a Director of The Chamber Music Society of Lincoln Center and a member of the Distribution Committee of the New York Community Trust.

       Mr. Sheridan was appointed Executive Vice President and Chief Financial Officer of the Company in February 2001. From November 1996 until February 2001, he served as Senior Vice President and Chief Financial Officer of the Company. Mr. Sheridan also serves as a director of Alliance One.

       Dr. Ulmer became a Senior Vice President and Chief Technology Officer of the Company in January 2000 and served as Senior Vice President of Information Technology of the Company from June 1997 until January 2000. In January 2006, he was given added responsibility for strategic planning, adding the title of Chief Strategy Officer to his existing titles.

       Mr. Wickstrom became the Managing Director of Sotheby's Global Auction Division in January 2002. In 2001, he was appointed Director of Strategic Projects of the Company, having previously served as a Senior Vice President and Associate General Counsel of the Company since 1996.

       Mr. Zuckerman has been President of Sotheby's Financial Services, Inc. since 1988 and Sotheby's Ventures, LLC since 1997.

CORPORATE GOVERNANCE

Board of Directors Generally

       Board of Directors Meetings and Attendance. The Board of Directors of the Company met seven times during 2005. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he served during the applicable time period.

       Annual Meeting Attendance by Directors. With respect to the Annual Meeting, the Company expects all Board members to make every effort to attend but also recognizes that unavoidable scheduling conflicts and special individual circumstances need to be taken into account in applying this policy. All of the Board members standing for reelection at the Company's 2005 Annual Meeting of Shareholders attended that meeting.

       Board Sessions of Non-Management Directors. As required by corporate governance rules of The New York Stock Exchange, Inc. (“NYSE”) on which the Company's Class A Common Stock is listed, the non-management directors of the Board of Directors meet at regularly scheduled executive sessions without management. The Board has chosen Mr. Sovern, the Company's Chairman of the Board, to be the chairman of these sessions.

Board Committees

       Audit Committee. The primary purpose of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its responsibility to insure the integrity of the Company's financial reports. In carrying out its purpose, the Committee serves as an independent and objective monitor of the Company's financial reporting process and internal control systems, including the activities of the Company's independent auditor and internal audit function. The Audit Committee met four times during 2005. Its members are Mr. Dodge (Chairman), Lord Blakenham and Mr. Questrom.

       The Company's Board of Directors has determined that all members of the Audit Committee are financially literate under the applicable corporate governance rules of the NYSE. In addition, the Board has determined that Steven B. Dodge meets the definition of “audit committee financial expert” contained in applicable rules of the Securities and Exchange Commission (“SEC”).

       The Audit Committee operates under a charter that conforms to applicable SEC and NYSE rules.

       Compensation Committee. The Compensation Committee undertakes the responsibilities of the Board relating to the compensation of the Company's employees and, in particular, the compensation of the Company's Chief Executive Officer and other executive officers. Its prime responsibilities are to review, evaluate and approve the Company's compensation and other benefit plans, policies and programs. The Compensation Committee met six times during 2005. Its members are Mr. Taubman (Chairman), The Duke of Devonshire, Mr. Miro and Mr. Stewart.

       A Section 162(m) Sub-Committee of the Compensation Committee (the “Section 162(m) Sub-Committee”) also exists and meets as is necessary to oversee and approve certain compensation awards to senior executives in order for the Company to be permitted to deduct such awards as an expense and to comply with certain SEC rules concerning the exemption of employee benefit plan grants from “short swing” trading liability under those rules. Its members are Mr. Taubman and Mr. Stewart.

       The Compensation Committee operates under a charter that conforms to applicable SEC and NYSE rules.

       Executive Committee. The Executive Committee considers and takes certain corporate action in between regularly scheduled meetings of the Board of Directors. This committee took action by unanimous written consent during 2005 on 12 occasions, after briefing of individual committee members by the appropriate executive officers. The members of the Committee also consulted with each other on these occasions by telephone, but did not hold formal meetings during 2005. Its members are Mr. Sovern (Chairman), Mr. Dodge and Mr. Ruprecht.

       Nominating and Corporate Governance Committee. Formed in April 2005, the Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become Board members and recommends director nominees to be nominated by the Board to stand for election as directors at each annual meeting of shareholders of the Company and to fill vacancies on the Board. Prior to April 2005, the Board has accomplished this through a process guided by its Chairman, Mr. Sovern, and Messrs. Taubman and Ruprecht, in consultation with the company's principal shareholders.

       The Committee is also responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company. This committee did not meet during 2005, in part because of its existence for only a portion of the year. This committee has already held one meeting during 2006 in connection with nominations for directors to be elected at the Meeting, review of the Company's Corporate Governance Guidelines and other governance matters. Its current members are Mr. Sovern (Chairman) and Mr. Dodge.

       The Nominating and Corporate Governance Committee operates under a charter that conforms to applicable SEC and NYSE rules.

       Special Committee. The Board formed the Special Committee in July 2005 to carefully examine all details of the Recapitalization. The Special Committee consisted of four disinterested directors, Messrs. Sovern, Dodge, Questrom and Stewart. After careful deliberation and negotiation and based on the advice of independent legal and financial advisors retained by this committee, the Special Committee unanimously recommended that the Company's Board of Directors approve the Recapitalization. This committee met ten times during 2005.

Director Independence and Governance Guidelines

       Generally. NYSE corporate governance rules require, among other things, that a majority of a company's directors are “independent” under those rules. The Board of Directors is responsible for determining whether directors are “independent” within these rules. To determine whether a particular director is independent, the Board has examined the various relationships of each director to the Company as required by NYSE rules.

       Categorical Standards. As permitted by these rules, the Board has adopted the following categorical standards to identify immaterial relationships with the Company that would not disqualify a director from being deemed independent:

1. The Director has received, or an immediate family member has received, during any twelve-month period within the last three years, $100,000 or less in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service, so long as that compensation is not contingent on continued service;
2. The Director or an immediate family member is a partner, shareholder or officer of a law firm or other professional service firm that has received less that $150,000 in fees from the Company in any single fiscal year during the preceding three years;
3. The Company has made a contribution to a tax exempt organization of which the Director or any immediate family member serves as a trustee, director or executive officer and such contributions, for any single fiscal year during the preceding three years, have not exceeded $100,000;
4. During any single fiscal year within the last three years, the Director, an immediate family member, or a company Controlled by any of them was indebted to the Company, or the Company was indebted to any such person, and either the total amount of such indebtedness did not exceed $100,000 or such indebtedness consists of a loan made in the ordinary course of the Company's art lending business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a Director. “Controlled” means a company of which the Director or immediate family member beneficially owns a majority of the outstanding voting securities; or
5. During the last three years, the Director or an immediate family member has purchased or sold property through the Company or its affiliates, so long as such purchases or sales were at public auction or in private transactions in the ordinary course of the Company's business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a Director.

       For purposes of the foregoing standards, an “immediate family member” includes a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home. When applying the look-back provisions in these standards, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated will not be deemed to be “immediate family members.”

       Board Independence Determinations. Upon reviewing each Director's relationships with the Company, after considering all applicable NYSE rules and the stated categorical standards, the Board of Directors has determined that all directors other than the Duke of Devonshire and Messrs. Ruprecht and Woodhead are independent under NYSE rules and the stated categorical standards. The Duke of Devonshire is not independent because of the annual consulting fee he receives from the Company, and Messrs. Ruprecht and Woodhead are not independent as they are, respectively, the President and Chief Executive Officer and an Executive Vice President of the Company. At its February 2006 meeting, the Board of Directors also reviewed the independence of Robert S. Taubman as a result of his interest in the Recapitalization. Though his interest in this transaction may be viewed as being a direct or indirect material one under SEC rules requiring disclosure (see “Certain Transactions” below), the Board has determined that he continues to be independent under NYSE rules and the stated categorical standards. The NYSE rules focus on the independence of directors from management, and the Board believes that Mr. Taubman's interest in any consideration paid to him and his family in the Recapitalization does not affect his independence from management.

       The Board of Directors determined that each member of the Audit and Nominating and Governance Committees is independent under NYSE rules. Other than the Duke of Devonshire, the Board also determined that each member of the Compensation Committee is independent under NYSE rules. NYSE rules require that each member of the Compensation Committee be independent, with certain exceptions. In connection with the Company's ceasing to be a “controlled company” under NYSE rules as a result of the Recapitalization, the Duke of Devonshire may continue to serve on the Compensation Committee during a transition period lasting through September 6, 2007, even though he is not independent.

Corporate Governance Guidelines

       As required by NYSE rules, the Company has adopted Corporate Governance Guidelines concerning board sessions without management, director education and other matters.

Ethical Conduct

       For many years, the Company has had Compliance Policies applicable to all employees. These cover such issues as ethical conduct, conflicts of interest, maintenance of confidentiality of Company and client information and compliance with laws, including specific policies regarding observing export/import, money laundering, data protection and antitrust laws. The Company has an international Compliance Department led by a Worldwide Compliance Director with responsibility for regularly training all relevant employees about the Company's Compliance Policies, auditing compliance with the Compliance Policies and assisting the Company and its employees in interpreting and enforcing the Compliance Policies. To comply with NYSE rules regarding ethical conduct, the Company has incorporated many of these policies in its Code of Business Conduct and Ethics.

       In lieu of reporting any amendments to or waivers with respect to this Code as they may affect or be granted to the Chief Executive Officer, the Chief Financial Officer and certain other senior financial officers on SEC Form 8-K, the Company will disclose any such amendments or waivers by posting information concerning any amendment or waiver on the Company's website, www.sothebys.com. No such amendments or waivers occurred during 2005.

Availability of Corporate Governance Documents

       Copies of the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines, and Code of Business

Conduct and Ethics are available on the Company's website, www.sothebys.com. In addition, shareholders may obtain a copy of any of these documents by writing to the Company's Investor Relations Department at 1334 York Avenue, New York, New York 10021.

Shareholder Nomination of Director Candidates

       The Company does not have a formal policy with respect to director candidates nominated by shareholders and believes that historically the Board process has been effective in assuring that the Company's Class A Common Stock shareholders have appropriate input into the process of determining nominees for election as Directors who will represent their best interests. Since April 2005, the Board has delegated the function of identifying possible director nominees to its Nominating and Corporate Governance Committee. Prior to April 2005, The Board has accomplished this through a process guided by its Chairman, Mr. Sovern, and Messrs. Taubman and Ruprecht, in consultation with the Company's principal shareholders.

Shareholder Communications with Directors

       Shareholders may communicate with the Board of Directors, including the non-management directors (individually or as a group), by sending written communication to the directors c/o the Company's Worldwide General Counsel, 1334 York Avenue, New York, New York 10021. All such communications will be reviewed by the Worldwide General Counsel, or his designee, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are solicitations or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Worldwide General Counsel or his designee. The Worldwide General Counsel shall maintain copies of all such communications received and forwarded to the Board of Directors and shall report to the Board on the number and nature of communications that were not determined to be forwarded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 24, 2006, the most recent practicable date for the calculation of the ownership table, by (i) each director of the Company; (ii) the Chief Executive Officer and the other four most highly compensated executive officers of the Company Named; (iii) all executive officers and directors of the Company as a group; and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock. In compiling the table, the Company has relied upon information supplied by such persons and upon information contained in SEC filings.

       Under applicable rules of the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to beneficially own shares of Common Stock if that person directly or indirectly has or shares voting power or investment power with respect to those shares. Except as indicated in the footnotes to the table, the individuals and entities named in the table have sole voting and investment power with respect to all shares of Common Stock that they respectively own beneficially.

       Under applicable Exchange Act rules, a person is also deemed to beneficially own shares which the person has the right to acquire within sixty (60) days. For example, if an individual owns options to acquire 1,000 shares of Class A Common Stock and those options are or would be exercisable on or before May 18, 2006, that individual will also be deemed to own those 1,000 shares of Class A Common Stock as of March 20, 2006.

       Each owner of unvested shares of Class A Common Stock (“Restricted Stock”) issued under the Company's 2003 Restricted Stock Plan, as amended (the “Existing Restricted Stock Plan”), whether directly or through the Company's Executive Bonus Plan, has the right to vote those shares and receive dividends, if any, with respect to those shares but does not have the right to sell, or otherwise transfer those shares until vesting has occurred.

	Class A Common Stock
Directors, Executive Officers and 5% Shareholders	Number of Shares		Percent of Class
Ariel Capital Management, LLC 200 East Randolph Drive, Suite 2900 Chicago, IL 60601	3,820,011		6.40%
George Bailey Sotheby's 34-35 New Bond Street London, W1 2AA England	125,986	(1)	*
Michael Blakenham 1 St. Leonard's Studios Smith Street London SW3 4EN England	21,282	(2)	*
Steven B. Dodge 239 Summer Street Manchester, MA 01944	62,853		*
Duke of Devonshire Sotheby's 34-35 New Bond Street London, W1 2AA England	31,982	(3)	*
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	3,894,400		6.51%
Jeffrey H. Miro Honigman Miller Schwartz and Cohn LLP 38500 Woodward Avenue Suite 100 Bloomfield Hills, Michigan 48303	26,027	(4)	*
Allen Questrom Sotheby's, Inc. 1334 York Avenue New York, New York 10021	2,783	(5)	*
William F. Ruprecht Sotheby's, Inc. 1334 York Avenue New York, New York 10021	648,175	(6)	1.08%
William S. Sheridan Sotheby's, Inc. 1334 York Avenue New York, New York 10021	154,166	(7)	*
Michael I. Sovern Sotheby's, Inc. 1334 York Avenue New York, New York 10021	6,400		*
Donald M. Stewart The Harris School of Public Policy The University of Chicago 1155 East 60th Street, Room 150 Chicago, Illinois 60637	7,638	(8)	*
A. Alfred Taubman 200 East Long Lake Road Bloomfield Hills, Michigan 48304	4,798,557	(9)	8.03%
Robert S. Taubman 200 East Long Lake Road Bloomfield Hills, Michigan 48304	2,410,440	(10)	4.03%
U.S. Trust Corporation 114 West 47th Street, 25th floor New York, New York 10036	4,215,286		7.06%

	Class A Common Stock
Directors, Executive Officers and 5% Shareholders	Number of Shares		Percent of Class
Robin G. Woodhead Sotheby's 34-35 New Bond Street London, W1 2AA England	176,483	(11)	*
Mitchell Zuckerman Sotheby's, Inc. 1334 York Avenue New York, New York 10021	89,464	(12)	*
Directors and Executive Officers as a Group	4,288,701	(13)	7.05%

*	Represents less than 1%.
(1)	Consists of 49,486 shares of unvested Restricted Stock owned by Mr. Bailey and 76,500 shares of Class A Common Stock that he has the right to acquire upon exercising options (“Class A Option Stock”).
(2)	Consists of 3,305 shares of Class A Common Stock owned by Lord Blakenham as well as 17,977 Class A Deferred Stock Units (“Deferred Stock Units”) owned by him, which automatically convert to an equal number of shares of Class A Common Stock when a director holding these units terminates service on the board.
(3)	Consists of 14,005 shares of Class A Common Stock owned by the Duke of Devonshire and 17,977 Deferred Stock Units owned by him.
(4)	Consists of 17,977 Deferred Stock Units owned by Mr. Miro and 8,050 shares of Class A Common Stock owned by his wife and children.
(5)	Consists of 2,783 Deferred Stock Units owned by Mr. Questrom.
(6)	Consists of 56,423 shares of Class A Common Stock owned by Mr. Ruprecht, 291,752 shares of unvested Restricted Stock owned by him; and 300,000 shares of Class A Option Stock deemed to be owned by him.
(7)	Consists of 6,095 shares of Class A Common Stock owned by Mr. Sheridan; 45,571 shares of unvested Restricted Stock owned by him; 90,000 shares of Class A Option Stock deemed to be owned by him; and 12,500 shares of Class A Option Stock deemed to be owned by his wife, for which Mr. Sheridan disclaims any beneficial ownership.
(8)	Consists of 1,000 shares of Class A Common Stock owned by Mr. Stewart and 6,638 Deferred Stock Units owned by him.
(9)	Consists of (i) 2,273,775 shares of Class A Common Stock owned by A. Alfred Taubman's grantor trust, The A. Alfred Taubman Restated Revocable Trust, of which he is the sole trustee, (ii) 769,973 shares of Class A Common Stock owned by Mr. Taubman's grantor retained annuity trust, The A. Alfred Taubman 2004 Grantor Retained Annuity Trust, of which he is the sole trustee, and (iii) 1,754,809 shares of Class A Common Stock owned by Taubman Investments, LLC (“TILLC”). Mr. Taubman has sole voting and dispositive power with respect to the shares referenced in the immediately preceding clauses (i), (ii) and (iii).
Mr. Taubman disclaims any pecuniary interest in the shares owned by TILLC beyond his ownership interest in TILLC. This figure excludes (i) 401,099 shares of Class A Common Stock owned by Mr. Taubman's wife, Judith Taubman, including through The Judith M. Taubman Revocable Trust of which Mrs. Taubman is the sole trustee, as to which shares Mr. Taubman has no voting or dispositive power and (ii) 1,908,834 shares of Class A Common Stock held by The A. Alfred Taubman 2003 Grantor Retained Annuity Trust, the beneficial ownership of which was transferred to The Family Trust on August 25, 2005, of which Mr. Taubman's three children are the trustees, and as to which shares Mr. Taubman has no voting or dispositive power. Mr. Taubman disclaims beneficial ownership of the shares of Class A Common Stock beneficially owned by his wife and beneficially owned by The Family Trust.

(10)	Consists of: 12,853 Deferred Stock Units owned by Robert S. Taubman; 5,500 shares of Class A Common Stock for which Robert S. Taubman is the custodian for the benefit of his four minor children; 1,000 shares of Class A Common Stock, which his wife owns; 636,278 shares of Class Common Stock owned by The Family Trust, in which Robert S. Taubman has a 1/3 beneficial interest, and 1,754,809 shares of Class A Common Stock owned by TILLC. Robert S. Taubman does not have voting or dispositive control over the shares owned by TILLC and disclaims any beneficial ownership of such shares beyond the pecuniary interest he has in TILCC.
(11)	Consists of 2,950 shares of Class A Common Stock owned by Mr. Woodhead; 73,533 shares of unvested Restricted Stock owned by him; and 100,000 shares of Class A Option Stock deemed to be owned by him.
(12)	Consists of 49,464 shares of unvested Restricted Stock owned by Mr. Zuckerman and 40,000 shares of Class A Option Stock deemed to be owned by him.
(13)	See above notes.

COMPENSATION OF EXECUTIVE OFFICERS

       The following table sets forth all compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the “Named Executive Officers” and, individually, a “Named Executive Officer”) of the Company during each of the last three years.

Summary Compensation Table

		Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Restricted Stock(3)	Shares Underlying Options(4)	All Other Compensation(5)
William F. Ruprecht President and Chief Executive Officer	2005 2004 2003	$ $ $	650,000 500,000 500,000	$ $ $	1,543,750 1,250,000 375,000	$ $ $	198,593 129,043 15,247	28,059 301,591 75,000	0 100,000 150,000	$ $ $	182,267 71,159 41,018
Robin G. Woodhead Executive Vice President and Chief Executive, Sotheby's Europe and Asia	2005 2004 2003	$ $ $	473,991 480,494 428,759	$ $ $	641,903 677,655 1,268,938	$ $ $	7,212 10,393 6,537	11,658 82,500 0	0 0 40,000	$ $ $	307,935 294,625 230,024
George Bailey Managing Director, Sotheby's Europe	2005 2004 2003	$ $ $	376,833 382,811 317,079	$ $ $	587,947 600,732 846,723	$ $ $	21,635 21,978 19,612	10,725 51,682 0	0 0 75,000	$ $ $	115,860 86,064 38,616
William S. Sheridan Executive Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	600,000 600,000 458,333	$ $ $	796,250 1,155,000 352,500	$ $ $	23,839 3,298 0	15,111 40,614 0	0 0 65,000	$ $ $	157,154 83,212 72,099
Mitchell Zuckerman President, Sotheby's Financial Services, Inc. and Sotheby's Ventures, LLC	2005 2004 2003	$ $ $	535,000 535,000 466,250	$ $ $	543,750 550,000 1,672,500	$ $ $	18,000 24,245 23,623	10,794 51,561 0	0 0 40,000	$ $ $	108,619 57,949 58,971

(1)	Bonus amounts in each year include cash paid in the following year in respect of the previous year's performance. The bonus amounts disclosed in this column for 2005 consist of a combination of a discretionary bonus and the cash payment portion of a performance bonus paid as a result of the fulfillment of certain pre-established performance criteria by the Company in accordance with the requirements of the Company's Executive Bonus Plan, as follows:

Named Executive Officer	Discretionary Bonus	Executive Bonus Plan Performance Bonus	Total
William F. Ruprecht	$975,000	$568,750	$1,543,750
Robin G. Woodhead	$405,653	$236,250	$641,903
George Bailey	$370,597	$217,350	$587,947
William S. Sheridan	$490,000	$306,250	$796,250
Mitchell Zuckerman	$325,000	$218,750	$543,750

(2)	The amounts disclosed in this column for 2005 consist of:
(a)	Car allowances in the following amounts: $155,101 for Mr. Ruprecht (including cost of driver); $7,212 for Mr. Woodhead, $21,635 for Mr. Bailey and $18,000 for Mr. Zuckerman.
(b)	A spousal travel allowance in the amount of $25,627 for Mr. Ruprecht.
(c)	Various membership dues in the amount of $6,483 for Mr. Ruprecht and $12,096 for Mr. Sheridan.
(d)	Financial planning services and legal services in the amounts of: $11,382 provided to Mr. Ruprecht and $11,743 provided to Mr. Sheridan;
(e)	Private health care premiums of $3,126 and $1,305 for Mr. Bailey and Mr. Woodhead, respectively.
(3)	The amounts disclosed in this column for 2005 consist of the restricted stock awards listed in the following table, all of which were part of certain performance bonuses granted under the Existing Restricted Stock Plan pursuant to the achievement by the Company of certain performance-based criteria with respect to 2005 under the Executive Bonus Plan. The cash award component of these performance bonuses for each Named Executive Officer is listed in the table under footnote (1) above.
Named Executive Officer	Restricted Stock Awarded (# of shares)	Award Date	Award Price Per Share	12/31/05 Closing Price Per Share*	Vesting Schedule	12/31/05 Restricted Stock Value*

William F. Ruprecht	28,059	2/10/06	$20.13	$18.36	2/10/07**	—
Robin Woodhead	11,658	2/10/06	$20.13	$18.36	2/10/07**	—
George Bailey	10,725	2/10/06	$20.13	$18.36	2/10/07**	—
William S. Sheridan	15,111	2/10/06	$20.13	$18.36	2/10/07**	—
Mitchell Zuckerman	10,794	2/10/06	$20.13	$18.36	2/10/07**	—

*	SEC rules require that the Company list the December 31, 2005 value of all restricted stock granted in or with respect to 2005 performance and held as of such date. However, as the table illustrates, the Company did not award the listed grants with respect to 2005 performance until early 2006 as the fulfillment of the performance-based criteria for granting this restricted stock could not be finally determined by the Company until after the completion of calendar year 2005.
**	As to one-third of the award, the remainder of each award to vest in additional one-third increments on each of the second and third anniversaries of the award date.
(4)	The number of shares underlying options refers to option grants under the Stock Option Plan.
(5)	The amounts disclosed in this column for 2005 consist of:
(a)	Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan, which include profit-sharing contributions by the Company: $18,900 on behalf of Mr. Ruprecht; $15,800 on behalf of Mr. Sheridan and $18,900 on behalf of Mr. Zuckerman.

(b)	Company matching and profit-sharing contributions under the Company's Benefit Equalization Plan, a non-qualified plan, with respect to 2005 and interest on prior years' Company contributions in the following amounts: $163,019 on behalf of Mr. Ruprecht; $138,861 on behalf of Mr. Sheridan; and $82,882 on behalf of Mr. Zuckerman.
(c)	The following Company contributions to: (i) its U.K. Pension Plan: $70,019 on behalf of Mr. Bailey and $21,732 on behalf of Mr. Woodhead; (ii) a supplemental pension plan: $275,844 on behalf of Mr. Woodhead; (iii) a personal pension plan: $38,741, which represents 50% of the Company's savings from National Insurance contributions due to Mr. Bailey's salary deferral and is known as a salary sacrifice for United Kingdom Inland Revenue purposes.
(d)	Company payments of life insurance premiums: $3,348 on behalf of Mr. Ruprecht; $5,466 on behalf of Mr. Woodhead; $1,116 on behalf of Mr. Bailey; $2,493 on behalf of Mr. Sheridan; and $6,837 on behalf of Mr. Zuckerman.
(e)	Permanent Health Insurance premiums of $2,858 and $3,588 for Mr. Bailey and Mr. Woodhead, respectively.

Retirement Plans and Other Compensation

U.K. Pension Plan

       Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are residents of the United Kingdom and were employed by the Company before April 1, 2004. Mr. Bailey and Mr. Woodhead are the only Named Executive Officers who participate in the plan. As of December 31, 2005, Mr. Bailey has twenty-six years and two months of credited service with the Company, and Mr. Woodhead has seven years and eleven months of credited service with the Company.

       Standard pension benefits at normal retirement age (age 65) under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes “Salary,” but excludes “Bonus” and “Other Annual Compensation” disclosed in the Summary Compensation Table.

       The plan also provides for a benefit on death while an employee in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1⁄3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

       The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary. Through April 5, 2006, U.K. tax regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of £102,000, and £105,600 for U.K. tax years 2004-2005 and 2005-2006, respectively for members of the pension plan who became participants after 1989. Under the new tax rules effective April 6, 2006, the benefits provided and associated costs are expected to remain largely unchanged. Sotheby's (U.K.) expects, however, that it may be able to take advantage of some new flexibility in the rules.

Pension Table

	Years of Service
Renumeration £	15	20	25	30	35
40,000	10,000	13,333	16,667	20,000	23,333
60,000	15,000	20,000	25,000	30,000	35,000
80,000	20,000	26,666	33,333	40,000	46,666

Bonuses

       The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Compensation Committee. Actual awards are a function of the Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the Compensation Committee the discretion to address exceptional performance and unusual circumstances. However, bonus payments under the Company's annual incentive plan are limited for senior executives who participate in the Company's Executive Bonus Plan.

       Bonuses paid to senior executives, including the Named Executive Officers, outside of the Executive Bonus Plan are “discretionary” bonuses and are referred to in this Proxy Statement using that term. A discretionary bonus is a bonus that is paid to a Company employee based on prior performance as determined in the Company's discretion rather than being based on objective performance criteria determined in advance by the Compensation Committee or its Section 162(m) Sub-Committee. In contrast, bonuses, whether in cash or restricted stock, paid under the Executive Bonus Plan are based on pre-determined objective performance criteria, such as Company net income levels.

Benefit Equalization Plans

       United States. The total annual contributions by the employee and employer to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations imposed by the Internal Revenue Code. The Company has an unfunded deferred compensation Benefit Equalization Plan that is available to officers of the rank of senior vice president and above of the Company who are affected by such limitations. Participants may enter into agreements pursuant to which their salaries will be reduced and the Company will maintain accounts on their behalf, in the amount of the difference between the contribution election made in the participant's Benefit Equalization Plan salary reduction agreement and the aggregate amount of contributions actually permitted to be made by the participant under the Company's Retirement Savings Plan.

       Participants may elect to contribute up to 12% of their eligible compensation, and participant contributions are matched by a Company contribution of up to 6% of the participant's eligible compensation. Participants are also eligible to share in Company profit sharing contributions if the Company, in its discretion, makes a profit sharing contribution under the Retirement Saving Plan for that year. With respect to 2005, the Company made such a contribution to each participant's account equal to 3% of the participant's eligible compensation. Benefits under the Benefit Equalization Plan are paid to a participant in a lump sum payment six (6) months following the participant's termination of employment with the Company. Amounts contributed by the Company on behalf of the Named Executive Officers of the Company in 2005 pursuant to benefit equalization agreements have been included in the Summary Compensation Table and are accrued for in the Company's balance sheet.

       United Kingdom. The total benefits that may be provided from the Company's U.K. qualified defined benefit Pension Plan is subject to certain limitations under applicable law for each participant. For Mr. Woodhead, an agreement has been entered into whereby the maximum allowable benefit under the plan will be supplemented so as to provide a total pension of 2.667% of his salary for each year of service, this pension being payable from age 65. The benefits relating to service prior to April 1, 2004 are subject to actuarial adjustment to reflect payment from age 65 rather than age 60, which was the previous normal retirement age for Pension Plan purposes. Under the Company's agreement with Mr. Woodhead, the intention is that one-third of this benefit will be funded by Mr. Woodhead and two-thirds will be funded by the Company. Retirement benefits before or after age 65, and other options that apply, will be as far as possible identical to the normal terms of the U.K. qualified pension plan. The Company maintains a provision on its balance sheet in an amount sufficient to account for the difference between the aggregate value of the benefits under the agreement referred to above that would have accrued in respect of Mr. Woodhead under the U.K. qualified plan in the absence of the limitations mentioned above and the aggregate value of the benefits actually available in respect of Mr. Woodhead within the U.K. qualified plan. The amount contributed by the Company under Mr.

Woodhead's agreement in 2005 has been included in the Summary Compensation Table and is accrued for in the Company's balance sheet.

Employment Agreements and Related Matters

       A description of certain material terms of agreements or arrangements with Messrs. Bailey, Ruprecht, Sheridan, Woodhead, and Zuckerman follows below.

       William F. Ruprecht. Effective as of April 1, 2006, the Company and Mr. Ruprecht agreed on the terms of his employment for the five-year period ending March 31, 2011. This arrangement supersedes his previous employment agreement. Under the new arrangement Mr. Ruprecht's annual base salary is $700,000. He will also be entitled to receive annual cash bonuses based on his own and the Company's performance in relation to a number of management and other objectives determined each year by the Board of Directors and the Compensation Committee. His annual target bonus will be 1.5 times his base salary, and his bonus will be subject to a cap specified in his terms of employment and is not subject to a floor or minimum payment.

       In an effort to encourage and reward the growth of the Company and the creation of shareholder value, the Company has agreed to grant Mr. Ruprecht a one time award of 300,000 shares of restricted stock that will only vest and create value for Mr. Ruprecht at the end of the third and fifth years of his employment arrangement, and only if certain objective performance and market-based criteria are satisfied. These criteria are based on either a specified compound increase in shareholder value as measured by stock price and dividends, if any, or a specified compound cumulative increase in the Company's net income. As he has in the past three years under his previous employment agreement, Mr. Ruprecht received a 2006 equity award of restricted shares of stock. This award of 78,785 restricted stock shares, which was received on March 31, 2006, had a fair market value equal to $2,050,000 on the date of grant and will vest in equal annual installments over four years. Mr. Ruprecht is no longer eligible to participate in the Company's Executive Bonus Plan, but instead, beginning in 2007, will be entitled to a restricted stock grant in each year, subject to agreed minimum and maximum levels, the value of which will be determined based on the extent to which the performance criteria for the Executive Bonus Plan have been satisfied.

       Mr. Ruprecht's employment arrangement may be terminated at any time by the Company or Mr. Ruprecht prior to the expiration of the five-year term. If his employment is terminated by the Company for Cause or by Mr. Ruprecht without Good Reason, as such terms are defined in his terms of employment, Mr. Ruprecht will be paid only accrued base salary and benefits. If the Company terminates Mr. Ruprecht's employment without Cause or he terminates his employment for Good Reason during the five-year term, he will be entitled to a diminished benefit (as compared to the terms of his prior employment agreement) that includes, among other things, (1) accrued but unpaid salary through the termination date, (2) a cash payment of $3.5 million, (3) the immediate vesting of certain shares of restricted stock held by him pursuant to a formula described in his terms of employment, and (4) health benefits for him and his family for three years following the date of his termination. Mr. Ruprecht may terminate his employment for Good Reason if, among other things, the Company fails to provide the cash compensation or equity compensation described above.

       If Mr. Ruprecht's employment is terminated under certain circumstances following a Change of Control (as defined in his terms of employment), the Company will pay him the compensation and benefits to which he would have been entitled had he been terminated by the Company without Cause, as described above, except that he will receive a $4 million termination payment, not a $3.5 million termination payment. If the Internal Revenue Service determines that any Change of Control or other payment to Mr. Ruprecht is subject to a federal excise tax, he is entitled to receive reimbursement for any such tax obligation on an after-tax basis.

       At or after expiration of the five-year term, if the Company terminates Mr. Ruprecht's employment without Cause or he decides to terminate his employment, he will receive a diminished benefit (as compared to the terms of his prior employment agreement) of, among other things, $2,000,000 in exchange for a covenant not to compete with the Company for 12 months. If, on or before December 31, 2010, the Company has not offered to continue his employment for at least one year with the same base salary and bonus opportunity that he is then receiving, but without any obligation by the Company to award him any additional equity compensation, he will forfeit some unvested restricted stock grants from prior years, but will be entitled to the immediate partial vesting of certain shares of restricted stock held by him pursuant to a formula described in his terms of employment.

       Robin G. Woodhead. Mr. Woodhead and the Company entered into an employment agreement, dated October 24, 1997, as supplemented by letters from the Company dated May 16, 2002 and October 16, 2000, and the severance plan agreement, dated September 28, 2000. Certain provisions of a retention bonus agreement between the Company and Mr. Woodhead that has terminated survived such termination, including that he and the Company are each required to provide the other with six months' notice that his employment with the Company will terminate. In partial consideration for payments under the foregoing agreements, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

       George Bailey. The two-year term of the employment agreement between the Company and Mr. Bailey expired on February 12, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice that his employment with the Company will terminate. In partial consideration for payments under the foregoing agreements, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

       William S. Sheridan. The employment agreement between the Company and Mr. Sheridan has a three-year term that expires on June 30, 2006, subject to earlier termination by the Company or him under certain conditions. Under this agreement, the Company pays him a minimum annual base salary of $600,000, and he is eligible to receive bonuses. In partial consideration for the foregoing payments, he has agreed to be bound by a covenant not to compete with the Company in certain jurisdictions until the earlier of (i) six months after the end of his employment agreement term or (ii) twelve months after the termination of his employment with the Company. During the applicable non-compete period, he also has agreed not to solicit employees of the Company. The Company and Mr. Sheridan expect in the near future to commence discussions regarding the terms of his employment and compensation after the expiration of his current agreement.

       Mitchell Zuckerman. The two-year term of the employment agreement between the Company and Mr. Zuckerman expired on February 5, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice that his employment with the Company will terminate. In partial consideration for payments under this agreement, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

STOCK OPTIONS

       The Company did not make any option grants under the Stock Option Plan to the Named Executive Officers during 2005 or in 2006 with respect to 2005 performance. As described under “Report of Compensation Committee-Philosophy” below, the Company intends for the foreseeable future to favor restricted stock over stock options as a form of equity compensation for senior executives.

Aggregate Option Exercises in 2005 and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the Money Options At Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Ruprecht	0	$0	400,000	150,000	$799,500	$942,000
Robin G. Woodhead	10,000	$87,114	160,000	30,000	$341,450	$265,000
George Bailey	27,500	$253,334	195,000	37,500	$237,200	$364,125
William S. Sheridan	66,250	$459,058	217,000	62,500	$480,455	$529,175
Mitchell Zuckerman	10,000	$86,840	120,000	20,000	$0	$194,200

Equity Compensation Plans

       The following table provides information as of December 31, 2005 with respect to shares of the Company's common stock that may be issued under its existing equity compensation plans, including the Sotheby's Holdings 1987 Stock Option Plan, the Stock Option Plan, the Existing Restricted Stock Plan and the Sotheby's Holdings, Inc. 1998 Stock Compensation Plan for Non-Employee Directors (the “Directors Stock Plan”):

	(A)	(B)	(C)
Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)(4)
	(In thousands, except per share data)
Equity compensation plans approved by shareholders	7,528	$16.51	7,955
Equity compensation plans not approved by shareholders	—	—	—

Total	7,528	$16.51	7,955

(1)	Includes 1,356,478 shares of Class A Stock awarded under the Existing Restricted Stock Plan on which the restrictions have not yet lapsed.
(2)	The weighted-average exercise price does not take into account 1,356,478 shares of Class A Stock awarded under the Existing Restricted Stock Plan, which have no exercise price.
(3)	Includes 412,594 shares of Class A Stock available for future issuance under the Existing Restricted Stock Plan.
(4)	Includes 78,183 shares of Class A Stock available for future issuance under the Directors Stock Plan.

COMPENSATION OF DIRECTORS

       Through May 5, 2005, each non-employee director generally received a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 ($1,000 for each Executive Committee member) for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. Members of the Special Committee received a fee of $10,000 and a per meeting fee of $1,000. All of the foregoing fees were paid in cash. Because Mr. Sovern receives his director compensation under his contract, he is not paid customary board or committee fees nor does he receive grants under the Directors Stock Plan; however, he did receive compensation as a member of the Special Committee in the amounts described above.

       Pursuant to the Directors Stock Plan, with respect to Board service through May 5, 2005, each non-employee director (other than Mr. Sovern) received 565 shares of Class A Common Stock and/or deferred stock compensation units equivalent to such shares, if so elected by a director. All deferred stock compensation units will accrue dividend equivalents.

       Effective May 5, 2005, the Board of Directors amended the Directors Stock Plan and the cash compensation of non-employee directors as follows:

1. The Company will issue $35,000 in shares of Class A Common Stock annually to each non-employee director, to be paid quarterly based on the closing price per share of this stock on the business day immediately preceding the quarterly issuance date; and
2. Each non-employee director will receive a $25,000 annual cash payment, payable quarterly, and a per meeting fee of $1,000 for all Board and Board Committee meetings attended. In addition, the Company will pay an annual fee of $10,000 to the Chairman of the Audit Committee and an annual fee of $5,000 to the Chairman of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee is responsible to the Board of Directors for advising the Board with respect to compensation matters and employee benefit plans of the Company. In addition to the President and Chief Executive Officer of the Company, William F. Ruprecht, the Company's Named Executive Officers are Robin G. Woodhead, George Bailey, William S. Sheridan, and Mitchell Zuckerman.

       The Section 162(m) Sub-Committee (the “Sub-Committee”) of the Compensation Committee is responsible for approving performance-based cash compensation, restricted stock awards, stock options, and other forms of equity compensation and administering performance criteria with respect to Named Executive Officers under the Company's equity compensation plans. In order to comply with certain SEC rules concerning the exemption of employee benefit plan grants from “short swing” trading liability under those rules, the Sub-Committee also approves equity compensation awards to certain senior executives, including the Chief Executive Officer and the other Named Executive Officers.

       The Compensation Committee has authority to grant restricted stock awards under the Existing Restricted Stock Plan (whether directly through that plan or indirectly through the Executive Bonus Plan) and stock options under the Stock Option Plan to all individuals other than the Named Executive Officers and certain other senior executives. As of December 31, 2005, except for the Directors Stock Plan, none of the members of the Compensation Committee or the Sub-Committee participated in any of the plans administered by the Committee or the Sub-Committee. All references in this report to the “Committee” shall mean the Compensation Committee or the Sub-Committee, as applicable.

       The members of the Compensation Committee consist of Messrs. Taubman (Chairman), Miro and Stewart and the Duke of Devonshire. Other than the Duke of Devonshire, the Board also determined that each member of the Compensation Committee is independent under NYSE rules. NYSE rules require that each member of the Compensation Committee be independent, with certain exceptions. In connection with the Company's ceasing to be a “controlled company” under NYSE rules as a result of the Recapitalization, the Duke of Devonshire may continue to serve on the Compensation Committee during a transition period lasting through September 6, 2007, even though he is not independent.

       The members of the Section 162(m) Subcommittee consist of Messrs. Stewart and Taubman, each of whom qualifies as an “outside director” and a “non-employee director” as required under Section 162(m) and the rules adopted under Section 16 of the Exchange Act, respectively.

Philosophy

       The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market. Compensation for executive officers has been comprised of three major components: salary, cash bonuses and equity-based incentives.

       The Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives: (i) Company performance, (ii) individual performance and job responsibilities, (iii) historical compensation levels and restricted stock awards and stock option grants by the Company and (iv) recommendations of management.

       The Company's compensation philosophy has evolved towards having a greater proportion of employment compensation be variable and dependent upon the Company's profitability. The adoption of the Executive Bonus Plan by the Company's shareholders in 2005 reflects a significant step in this direction. Moreover, deferred vesting of restricted stock issued under the Existing Restricted Stock Plan and the Executive Bonus Plan is also intended to encourage employee retention.

       As part of this compensation shift, the Company's compensation philosophy has also evolved towards a preference for grants of restricted stock as opposed to stock options as a form of equity compensation.

Annual Compensation

Salary

       The Committee sets base salaries for executives that both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market. With respect to the Named Executive Officers, including the Chief Executive Officer, the Company has consulted from time to time with nationally and internationally recognized independent compensation consulting firms in designing compensation packages for those individuals.

Annual Cash Incentives

       The Company's bonus program for all bonus-eligible employees, including the Chief Executive Officer (“CEO”) and the other Named Executive Officers, is based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities gradually increased through the grades. Within each grade there is a range of bonus targets. With respect to Named Executive Officers, the bonus targets for 2005 ranged from 48% to 100% of base salaries. Bonus targets are established in the first quarter of each year. At the end of each year, the total amount available for bonuses to be paid to eligible employees is subject to the approval of the Committee. The Committee also must approve the specific bonus amounts awarded to senior management. Targets and bonus opportunities are communicated to employees each year.

       The discretionary bonuses described above are separate from the cash performance bonus component that may be awarded to participants in the Executive Bonus Plan. See “Long Term Compensation” below in this report.

       The Company has an annual employee review process. As part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. If all objectives are met, the employee can receive up to 100% of the bonus target amount. The employee's receipt of greater than or less than the employee's personal bonus target also depends upon the Company's profitability.

       In 2005, the Company substantially exceeded its performance goal. This level of performance was reflected in the Company's achieving its highest annual revenues in its history in 2005 and its 2005 income from continuing operations being the highest in 15 years for the Company. In addition, the Named Executive Officers as well as other senior management exceeded their individual performance objectives. As a result of the outstanding performance of each of the Named Executive Officers, the Committee awarded bonuses in excess of each Named Executive Officer's individual performance target.

Long-Term Compensation

       The purpose of the Executive Bonus Plan, the Existing Restricted Stock Plan and the Stock Option Plan is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the vesting schedules of equity awards under each of these plans encourages key employees to continue in the employment of the Company. Stock option and restricted stock grants to the Named Executive Officers are based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

       The Committee believes that providing senior executives with direct stock ownership in the Company through time vesting of restricted stock is more compatible with the Company's goals of attracting and retaining key personnel than the continued use of stock options.

       In 2005, the Committee also achieved its goal of implementing a performance-based formula for equity compensation as a result of the adoption of the Executive Bonus Plan, 50% of any performance bonuses paid to participants in the Executive Bonus Plan are paid in the form of restricted stock grants while the remaining 50% of such performance bonus is paid in cash to the participants. All restricted stock performance awards under the Executive Bonus Plan are made pursuant to the Existing Restricted Stock Plan.

       Bonuses paid under the Executive Bonus Plan are based on Company net income or other performance criteria established by the Committee, and performance bonuses are payable under the Executive Bonus Plan in each year only if pre-established financial criteria are met. A participant is eligible to receive a performance bonus only if the Company achieves the minimum level of performance under the performance criteria for the applicable year, as determined by the Committee. The amount of each bonus increase depends on the achievement by the Company of certain threshold levels in excess of the base level.

       For 2005, the Committee used Company net income as the criterion in determining whether participants are to receive performance bonuses under the Executive Bonus Plan and has also adopted Company net income as the criterion for such awards with respect to 2006.

       The Company's shift to restricted stock, particularly with objective performance-based criteria, as the favored form of equity compensation for senior executives is reflected in the proposed reduction in shares reserved for issuance under the Stock Option Plan and the increase in shares reserved for issuance under the Amended and Restated Restricted Stock Plan for which the Company is requesting shareholder approval at the Meeting. A summary of the Amended and Restated Restricted Stock Plan is contained under the caption “Proposal 5—Approval of Amended and Restated Restricted Stock Plan.”

       Though the Committee is not presently inclined to utilize the Stock Option Plan in any significant way on an ongoing basis, the Committee may from time to time grant stock options as it deems desirable under the Stock Option Plan in the future.

CEO Compensation

       The Section 162(m) Sub-Committee and the Compensation Committee each meet, independently of the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target. The Company entered into an employment agreement with Mr. Ruprecht in 2003 that expires as of June 30, 2006 (the “2003 Employment Agreement”). The Company recently agreed to a new employment arrangement with Mr. Ruprecht, effective April 1, 2006, in connection with his compensation and other employment arrangements for the next five years. For a summary of this arrangement, see “Compensation of Executive Officers—Employment Agreements and Related Matters” above. In entering into the new employment arrangement with Mr. Ruprecht, the Committee engaged a nationally recognized compensation consulting firm to assist it in determining appropriate compensation for him.

       Under the 2003 Employment Agreement, which applied to Mr. Ruprecht's employment during 2005, the Company paid Mr. Ruprecht $650,000 in base salary and the Committee awarded him a discretionary bonus of $975,000. Because the Company exceeded its net income performance target for 2005, in accordance with the Executive Bonus Plan, the Committee granted Mr. Ruprecht 28,059 shares of Class A Common Stock in the form of restricted stock and awarded him a performance-based cash bonus of $568,750. The Company believes that Mr. Ruprecht's individual 2005 performance was outstanding, exceeding his excellent performance in 2004, and deserving of the compensation package paid to him for the following reasons, among others:

•	The Company's continued profitability in 2005, with a $59 million or 13% increase in auction and related revenues and very substantial increases in operating income and net income, as compared with 2004 (excluding the one-time license fee of $45 million earned in conjunction with consummation of the Cendant License agreement in 2004).

•	Mr. Ruprecht's role in attracting a significant number of very successful transactions during 2005.

•	Mr. Ruprecht's efforts in leading the Recapitalization, which the Company believes was of significant benefit to shareholders and will allow for an improved corporate governance structure and will increase strategic and financing flexibility.

       The Committee will continue to retain compensation consultants from time to time to provide it with advice concerning the CEO compensation package as well as comparative data for companies with characteristics similar to the Company. This ongoing input will assist the Section 162(m) Sub-Committee in making reasonable judgments regarding the appropriate level of compensation for Mr. Ruprecht.

Compensation Deductibility

       The Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to a Named Executive Officer, the applicable requirements of Section 162(m) of the Code (“Section 162(m)”) have been incorporated into the Company's existing equity compensation plans and will be incorporated into the 2006 Restricted Stock Plan. With respect to the Named Executive Officers, the Section 162(m) Sub-Committee establishes equity compensation grants and otherwise takes actions relating to the Named Executive Officers under the Executive Bonus Plan, the Existing Restricted Stock Plan, to the extent that a restricted stock award would be eligible for the described deductibility, and the Stock Option Plan.

       The Company's implementation of the Executive Bonus Plan is in part helpful in this area as it is has already resulted in increased deductibility of certain compensation under Section 162(m) because of the performance formula component of the Executive Bonus Plan for cash bonuses and restricted stock grants to Named Executive Officers. Discretionary bonuses and restricted stock awards that are not subject to objective performance criteria are not deductible under Section 162(m).

The Compensation Committee
Robert S. Taubman, Chairman
The Duke of Devonshire
Jeffrey H. Miro
Donald M. Stewart

REPORT OF THE AUDIT COMMITTEE

       The audit committee of the Board of Directors of the Company is composed of three independent directors, each of whom meets the criteria for “independence” under applicable rules of the SEC and the NYSE, and operates under a written charter adopted by the Board of Directors. As set forth in its charter, the Audit Committee (among other responsibilities) oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management is primarily responsible for the Company's internal controls and for preparing the Company's financial statements contained in the Company's public reports. The Company's independent auditor, the registered public accounting firm of Deloitte & Touche LLP, is responsible for expressing opinions on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, Deloitte & Touche LLP must express its independent opinion on the effectiveness of the Company's internal controls over financial reporting.

       The Audit Committee has reviewed and discussed with each of management and Deloitte & Touche LLP, as appropriate, the Company's audited consolidated financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting and, finally, the independent auditor's opinions on, respectively, the Company's audited consolidated financial statements, management's internal control assessment and Deloitte & Touche LLP's separate evaluation of the effectiveness of the Company's internal control over financial reporting. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed Deloitte & Touche LLP's independence with that firm. The Audit Committee has concluded that Deloitte & Touche is “independent” from both the Company and management within the meaning of applicable requirements of the SEC and the Public Company Accounting Oversight Board.

       Based on the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company's 2005 Annual Report for filing with the SEC.

       This report is respectfully submitted by the Audit Committee of the Board of Directors.

Steven B. Dodge (Chairman)
Michael Blakenham
Allen Questrom

PROPOSAL 2—REINCORPORATION OF COMPANY

Introduction

       At the Meeting, shareholders will be asked to vote upon the reincorporation of the Company from Michigan to Delaware. The reincorporation will be accomplished by merging the Company into Sotheby's Delaware, Inc., a newly-formed, wholly-owned subsidiary of the Company that is incorporated in Delaware (the “reincorporation”). This section of the Proxy Statement refers to Sotheby's Holdings, Inc., the Michigan corporation, as “Sotheby's Michigan” or the “Company” and to Sotheby's Delaware, Inc., the Delaware corporation, as “Sotheby's Delaware” or the “surviving corporation.” As part of the reincorporation, the name of the surviving corporation will be changed to “Sotheby's.”

       Prior to the Recapitalization that was completed in September 2005, the Company had a dual-class, super-voting share structure under which the shares of Class B Common Stock carried ten votes per share and were entitled as a class to elect 75% of the members of the Company's Board of Directors. Under this structure, A. Alfred Taubman, his family and affiliates owned approximately 22% of the total shares outstanding but were entitled to cast approximately 62% of the total votes and elect 75% of the members of the Company's Board of Directors. Also, the Company was treated as a “controlled company” exempt from certain of the New York Stock Exchange director independence and other corporate governance requirements. While the Recapitalization resulted in the conversion of all the outstanding shares of Class B Common Stock not repurchased into shares of Class A Common Stock carrying only one vote per share (and thus as a practical matter eliminated the dual-class structure), the Company's Board of Directors believes that it would now be appropriate to permanently eliminate the Class B Common Stock from the Company's authorized capitalization and thereby eliminate the possibility of the future issuance of shares of Class B Common Stock carrying ten votes per share. The proposed reincorporation of the Company in Delaware would accomplish this objective. Accordingly, the Board of Directors believes that reincorporation in Delaware is the natural conclusion to the actions that the Company has been taking over the last year, including the Recapitalization process, to bring its corporate governance in line with contemporary best practices. Reincorporation in Delaware will allow the Company and its shareholders to benefit from what we believe to be the most comprehensive, widely used and extensively interpreted body of state corporate law and a court system that facilitates quick, efficient and informed resolutions of corporate litigation. Delaware is the nationally recognized leader in adopting and implementing comprehensive and flexible corporate law. Approximately one-half of the Fortune 500 companies are incorporated in Delaware.

       The reincorporation will not result in any change in the headquarters, business, or principal facilities of the Company. The Company's management, including all directors and officers, will remain the same after the reincorporation. There will be no new employee benefit plans in connection with the reincorporation and there is no other direct or indirect interest of the current directors or executive officers in the reincorporation. However, the reincorporation will result in certain changes of a legal nature, the most significant of which are described below under the heading “Comparison of Shareholder Rights Before and After the Reincorporation.”

       Sotheby's Delaware was incorporated under the laws of the State of Delaware on March 30, 2006. Sotheby's Delaware is wholly owned by Sotheby's Michigan. The address and phone number of Sotheby's Delaware are the same as the address and phone number of the Company. Immediately prior to the reincorporation, Sotheby's Delaware will have only nominal assets and no liabilities and will not have carried on any business.

The Reincorporation

       Subject to the conditions described below, the reincorporation will be effected pursuant to the merger agreement, a copy of which is attached as Appendix A and which is incorporated into this Proxy Statement by reference. The merger agreement was unanimously approved by the Board of Directors and entered into by the Company and Sotheby's Delaware on March 31, 2006. Upon completion of the reincorporation, the Company will cease to exist as a separate corporate entity and Sotheby's Delaware, as the surviving corporation, will succeed to all of the Company's rights, assets, liabilities and obligations. Following the reincorporation, Sotheby's Delaware will continue to operate the business of the Company under the name Sotheby's. The discussion of the reincorporation set forth below is qualified in its entirety by reference to the merger agreement.

       Upon completion of the reincorporation, each issued and outstanding share of Class A Common Stock of Sotheby's Michigan (referred to in this section as “Sotheby's Michigan Common Stock”) would be converted into one share of common stock, par value $0.01 per share, of Sotheby's Delaware (“Sotheby's Delaware Common Stock”). Each stock certificate formerly representing Sotheby's Michigan Common Stock would continue to represent the same number of shares of Sotheby's Delaware Common Stock. If the reincorporation is completed, shareholders would not need to exchange their existing stock certificates of Sotheby's Michigan for stock certificates of Sotheby's Delaware. Shareholders may, however, exchange their certificates if they choose to do so. If the reincorporation is completed, Sotheby's Delaware may decide to issue substitute stock certificates in the future to replace the current certificates that are outstanding. If Sotheby's Delaware decides to do so in the future, it will inform the shareholders at that time.

       Pursuant to the merger agreement, Sotheby's Michigan and Sotheby's Delaware will take all actions that Delaware law and Michigan law require to complete the reincorporation. Sotheby's Delaware will also qualify to do business as a foreign corporation in the states in which Sotheby's Michigan is currently qualified to do business, to the extent necessary.

       The merger agreement provides that the respective obligations of Sotheby's Michigan and Sotheby's Delaware under the merger agreement are subject to the following conditions:

•	The shareholders of Sotheby's Michigan and the sole stockholder of Sotheby's Delaware shall have approved or adopted, as the case may be, the merger agreement and the shareholders of Sotheby's Michigan shall have approved the written consent proposal and special meeting proposal described below;

•	No court or governmental authority, whether by statute, rule, regulation, executive order, decree, ruling, injunction or other order, shall have prohibited, restrained, enjoined or restricted the consummation of the reincorporation; and

•	The NYSE shall have approved for listing the common stock of Sotheby's Delaware.

       The NYSE lists Sotheby's Michigan Common Stock under the symbol “BID.” The Company plans to file a listing application with the NYSE for the listing of the common stock of the surviving corporation under the name “Sotheby's” and the existing symbol BID. We expect that the NYSE will approve this application prior to completion of the reincorporation.

       If the reincorporation is completed, all employee benefit plans (including stock option, restricted stock and other equity-based plans) of Sotheby's Michigan would be continued by Sotheby's Delaware, and each stock option, share of restricted stock, and other equity-based award issued and outstanding pursuant to such plans would be converted automatically into a stock option, share of restricted stock, or other equity-based award with respect to the same number of shares of Sotheby's Delaware Common Stock, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

       If the shareholders of the Company approve the reincorporation, the reincorporation merger will be completed as soon as practicable after the Meeting. The merger agreement, however, provides that the Board of Directors of Sotheby's Michigan may abandon the reincorporation merger for any reason, notwithstanding shareholder approval, at any time prior to the effectiveness of the merger. If the shareholders of the Company do not approve the reincorporation, Sotheby's Michigan would continue to operate as a Michigan corporation.

Principal Reasons for the Reincorporation Proposal

       While Sotheby's traces its history back to 1744, the current Michigan corporation was formed on August 26, 1983 in connection with a going-private transaction led by businessman A. Alfred Taubman. The incorporators chose to incorporate in the State of Michigan at that time because the laws of Michigan were suitable for the Company's operations, and because Michigan was where Mr. Taubman's business interests were based. In September 2005, the Company effected the Recapitalization in which Mr. Taubman, his family and affiliates exchanged their shares of Class B Common Stock (which carried ten votes per share) for cash and shares of Class A Common Stock (which carry one vote per share), thus effectively eliminating the Company's dual-class, super-voting share structure and the controlling rights of the Class B shareholders. The Board of Directors believes that reincorporation in Delaware is the natural conclusion to the actions that the Company has been taking over the past year, including the Recapitalization process, to bring its corporate governance in line with contemporary best practices. The Board believes that incorporation in Delaware would be more consistent with the interests of its current shareholder base. For many years, Delaware has been the leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to legal and business needs. Delaware has established progressive principles of corporate governance that the Company could draw upon when making business and legal decisions. In addition, an extensive body of case law has developed in Delaware over the years that clarifies the duties of directors and that defines and protects the rights of shareholders under a variety of contexts where other state laws offer little or no guidance. For these reasons, the Company has determined that Delaware law would better suit the current needs of the Company and its shareholders than Michigan law does.

       In general, the Company believes that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in Michigan and that the Company and its shareholders would benefit from such an environment. The Board of Directors of the Company has considered the following benefits available to Delaware corporations in deciding to propose reincorporation in Delaware:

•	the General Corporation Law of the State of Delaware, or “DGCL”, which is generally acknowledged to be the most advanced and flexible state corporate statute in the United States;

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware;

•	the Delaware General Assembly, which each year considers statutory amendments to the DGCL that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the DGCL continues to be responsive to the changing needs of businesses;

•	the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other state court in the country, and the Delaware Supreme Court, which is highly regarded; and

•	the well-established body of case law construing Delaware law that has developed over the last century, which provides corporations with a greater degree of predictability and guidance than most, if not all, other jurisdictions provide.

       Additionally, the Board of Directors believes that, as a Delaware corporation, the Company would be better able to continue to attract and retain qualified directors and officers than it would be able to as a Michigan corporation, in part, because many candidates will already be familiar with Delaware corporate law from their past business experience.

Anti-Takeover Implications

       Delaware, like many other states (including Michigan), permits a corporation to include in its certificate of incorporation or by-laws or to otherwise adopt measures that may have the effect of reducing a corporation's vulnerability to unsolicited takeover attempts. Certain provisions of Delaware (and Michigan) law may have a similar effect. The Board of Directors of the Company, however, is not proposing the reincorporation to prevent a change in control of the Company and is not aware of any current attempt by any person to acquire control of the Company or to obtain representation on the Company's Board of Directors. The Board of Directors of the Company has no current plans to take any other action designed to make it more difficult for a third party to acquire control of the Company.

       While the reincorporation is not being undertaken to prevent or make more difficult a change in control of the Company, the reincorporation will not be completed unless the written consent proposal and the special meeting proposal, each set forth below, are adopted, and the adoption of each of these proposals could under some circumstances make it more difficult for a third party to acquire the Company without first gaining the approval of the Board of Directors.

No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company

       The reincorporation would effect only a change in the legal domicile of the Company and certain other changes of a legal nature, the most significant of which are described in this Proxy Statement. The reincorporation would NOT result in any change in the headquarters, business, management, fiscal year, assets or liabilities, employee benefit plans, or location of the principal facilities of the Company. Assuming that the reincorporation is completed, the directors and officers of Sotheby's Michigan immediately prior to the reincorporation would become the directors and officers of Sotheby's Delaware. All employee benefit plans (including stock option, restricted stock and other equity-based plans) of Sotheby's Michigan would be continued by Sotheby's Delaware, and each stock option, share of restricted stock and other equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option, share of restricted stock or other equity-based award with respect to the same number of shares of Sotheby's Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the reincorporation proposal would constitute approval of the assumption of these plans by Sotheby's Delaware. Assuming the reincorporation is completed, Sotheby's Delaware would continue other employee benefit arrangements of Sotheby's Michigan upon the terms and subject to the conditions currently in effect.

Comparison of Shareholder Rights Before and After the Reincorporation

       Because of differences between the Michigan Business Corporation Act (the “MBCA”) and the DGCL, as well as differences between the Company's organizational documents before and after the reincorporation, the reincorporation will result in some changes in the rights of the Company's shareholders. Set forth below is a table that summarizes some of the most significant differences in the rights of the shareholders of the Company before and after the reincorporation, as a result of the differences between the MBCA and the DGCL, and the differences between the current Articles of Incorporation of the Company (the “Michigan Articles”) and the By-Laws of the Company (the “Michigan By-Laws”) and the Certificate of Incorporation of Sotheby's Delaware that will be in effect following completion of the reincorporation merger (the “Delaware Certificate”) and the By-Laws of Sotheby's Delaware that will be in effect following completion of the reincorporation merger (the “Delaware By-Laws”). The summary of the differences is significant because if the reincorporation is completed, the Certificate of Incorporation and By-Laws of Sotheby's Delaware in effect immediately prior to the reincorporation merger will become the Certificate of Incorporation and By-Laws of the surviving corporation, except that the name of Sotheby's Delaware will be changed to Sotheby's. The Delaware Certificate and the Delaware By-Laws are attached as Appendix B and C, respectively, and are incorporated herein by reference. All statements in this Proxy Statement concerning such documents are qualified by reference to the complete provisions of the Michigan Articles, the Michigan By-Laws, the Delaware Certificate and the Delaware By-Laws. The table below is not intended to be relied upon as an exhaustive list of all the differences. The description of Sotheby's Michigan in the table below relates only to the Class A Common Stock. The Michigan Articles also authorize Sotheby's Michigan to issue Class B Common Stock (the special rights of which are not described below), but no such shares are currently outstanding. In connection with the Recapitalization, all of the outstanding shares of Class B Common Stock were repurchased or converted into Class A Common Stock. Sotheby's Michigan has no current intention of issuing any additional shares of Class B Common Stock, and if the reincorporation is completed, Sotheby's Delaware will not have the ability to issue such Class B shares.

	SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Size of Board of Directors	The Michigan By-Laws provide that the number of Directors on the Company's Board of Directors will be not more than 16 nor less than seven, but each such number may be decreased or increased by amendment of the Michigan By-Laws by a vote of the shareholders of record holding the number of shares possessing a majority of the voting power entitled to vote. Within the specified limits, the number of Directors may be determined, between annual meetings of the shareholders, by resolution of the Board of Directors. There are currently ten directors serving on the Board.	The Delaware By-Laws provide that the Company's Board of Directors will consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. There are expected to be nine Directors serving on the Board following the reincorporation.

Term of Office of Directors	The Michigan By-Laws provide that, except as otherwise provided by statute, the Michigan Articles, or the Michigan By-Laws, the Directors are elected at the annual meeting of the shareholders and hold office for the period of one year and until their successors are duly elected and qualified, or until death, resignation or removal. The Board of Directors is not classified.	The Delaware By-Laws provide that each Director holds office until the next annual meeting of stockholders and until such Director's successor is elected and qualified or until such Director's earlier resignation or removal. The Board of Directors is not classified.

Removal of Directors	Under the MBCA, any director or the entire board of directors may be removed, with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. The vote for removal shall be by a majority of the shares entitled to vote at an election of directors, except that the articles may require a higher vote for removal without cause.	Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote.

The MBCA also provides a statutory mechanism for removing directors by judicial proceedings. In such proceedings, the circuit court of the county in which the principal place of business or registered office of the corporation is located may remove a director if the court finds that (a) the director engaged in fraudulent, illegal, or dishonest conduct, or gross abuse of authority or discretion, with respect to the corporation and (b) removal of the director is in the best interest of the corporation. A corporation or its shareholders holding at least 10% or more of the outstanding shares of any class of the corporation may commence such judicial proceedings.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)

The Michigan Bylaws provide that by a vote of the number of shares possessing a majority of the voting power of all shares of stock outstanding and entitled to vote, one or more or all of the Directors may be removed from office at any time for or without cause. The MBCA provides that, if the holders of a class of stock are entitled by the articles to elect one or more directors, then a majority of the voting power of the shares of that class are required to remove a director so elected.

Filling Vacancies on the Board of Directors	Under the MBCA, unless otherwise limited by the articles of incorporation, if a vacancy, including a vacancy resulting from an increase in the number of directors occurs in a board of directors, the vacancy may be filled by (a) the shareholders or (b) the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If a corporation has no directors in office, an officer, a shareholder, or a fiduciary entrusted with responsibility for a shareholder, may call a special meeting of the shareholders in accordance with the articles or the by-laws.

The Michigan By-Laws provide that any newly-created directorships and vacancies occurring on the Board of Directors by reason of death, resignation, retirement, disqualification, or removal will be temporarily filled by a vote of a majority of the directors then in office, even though less than a quorum. Any Director elected by the Board of Directors to fill a vacancy temporarily will hold office for the unexpired portion of the term of his predecessor subject to the Michigan By-Laws.	Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly-created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Under the Delaware By-Laws, any newly created Directorship or any vacancy occurring in the Board of Directors for any cause may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum or by a single remaining Director, and each Director so elected will hold office until such Director's successor is elected and qualified. However, the DGCL also provides that if directors then in office constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding entitled to vote for directors, order an election of directors to be held.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Charter Amendments	The MBCA provides that unless the articles of incorporation provide otherwise, the board may adopt certain ministerial amendments to the corporation's articles of incorporation without shareholder action. Other amendments of the articles of incorporation, except as otherwise provided in the MBCA, must be proposed by the board and approved by the shareholders. The board may condition its submission of the amendment on any basis. See Special Shareholder Meetings, below.	Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of the majority of the outstanding stock entitled to vote thereon.

By-Law Amendments	The MBCA provides that the shareholders or the board (by a vote of not less than a majority of the members of the board then in office) may amend or repeal the by-laws or adopt new by-laws unless the articles of incorporation or by-laws provide that the power to adopt new by-laws is reserved exclusively to the shareholders or that the by-laws or any particular by-law shall not be altered or repealed by the board.

The Michigan By-Laws provide that, except as otherwise specifically provided in the Michigan Articles, the Michigan By-Laws may be amended, repealed or adopted by vote of the holders of the number of shares possessing a majority of the voting power of all shares at the time entitled to vote or by majority of the entire Board of Directors. Except as otherwise specifically provided in the articles of incorporation, any by-law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon, and any by-law adopted by the shareholders may be amended or repealed by the Board of Directors, except as limited by statute and except when the shareholders have expressly provided otherwise with respect to any particular by-law.

	Article X of the Michigan Articles, entitled “Vote Required to Amend Certain Provisions of the Corporation's By-Laws,” was rendered inoperative by its terms at the time Sotheby's Michigan's Class B shares were no longer outstanding, and, accordingly, any provision of the Michigan By-Laws described in Article X may be amended, rescinded, or repealed in any manner provided in the Michigan By-Laws.	Under the DGCL, the power to adopt, alter and repeal the by-laws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation or by-laws vest it in the board of directors. However, the conferral of the power to adopt, alter and repeal the by-laws upon the directors does not divest the stockholders of their power to adopt, alter or repeal the by laws. The Delaware Certificate grants the Board of Directors the power to adopt, alter and repeal the Delaware By-Laws.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Advance Notice of Director Nomination and New Business	The MBCA provides that written notice of the time, place (if any), and purposes of a shareholders meeting shall be given to the shareholders not less than 10 nor more than 60 days before the date of the meeting, unless otherwise provided in the MBCA.

The Michigan By-Laws state that the notice of a special meeting shall state the purpose or purposes for which the meeting is called and by or at whose direction it is being issued.	The DGCL provides that written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

The Delaware By-Laws require nominations of persons for election to the Board of Directors and submission of other business to be considered at a meeting of stockholders to be either made or brought by or at the decision of the Board of Directors or made or brought by a stockholder of record who complies with the advance notice procedures set forth in the Delaware By-Laws.

Special Shareholder Meetings	The MBCA provides that a special meeting of shareholders may be called by the board, or by officers, directors or shareholders as provided in the by-laws. Notwithstanding any such provision, upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the circuit court of the county in which the principal place of business or registered office is located, for good cause shown, may order a special meeting of shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in the order. At any such meeting ordered to be called by the court, the shareholders present in person or by proxy and having voting powers constitute a quorum for transaction of the business designated in the order.

The Michigan By-Laws provide that a special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board or the President, or pursuant to a resolution of the Board of Directors.	The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or by-laws.

The Delaware Certificate provides that subject to the rights of holders of shares of any class or series of Preferred Stock in respect of meetings of the holders of such shares, special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of such special meeting.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Anti-takeover Statutes	Michigan has two separate anti-takeover statutes—Chapters 7A and 7B of the MBCA. Pursuant to the Michigan Articles, Sotheby's Michigan elected not to be governed by the provisions of Chapter 7A, which restricts the ability of a beneficial owner of 10% or more of the voting power of such corporation to effect a business combination unless certain requirements have been met.

Pursuant to the Michigan By-Laws, Sotheby's Michigan elected not to be governed by the provisions of Chapter 7B of the MBCA, which provides that an entity that acquires control shares of a company generally may vote those control shares on any matter only if a majority of all shares, and of all non-interested shares of each class of shares entitled to vote as a class, approves those voting rights. Interested shares are shares owned by officers or employee-directors and by the entity making the control share acquisition. Control shares are shares that, when added to shares already owned by an entity, would give that entity voting power in the election of directors over any of three thresholds: one-fifth, one-third or a majority. The statute's effect is to condition the acquisition of voting control on the approval of a majority of the pre-existing disinterested shareholders.	Section 203 of the DGCL prohibits certain mergers, consolidations, sales of assets and other transactions with an “interested stockholder” (generally a stockholder or group of stockholders that owns 15% or more of the outstanding voting stock of a corporation) for three years following the date the stockholder became an interested stockholder. This prohibition on mergers, consolidations, sales of assets and other transactions is subject to the following exceptions: (a) the business combination or transaction in which the stockholder becomes an interested stockholder is approved by the corporation's board of directors prior to the stockholder becoming an interested stockholder; (b) the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby he acquired at least 85% of the corporation's voting stock, excluding shares held by directors who are also officers and certain employee stock plans; or (c) the business combination is approved by the corporation's board of directors and authorized at a meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision applies to Delaware corporations that have a class of voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market, or held of record by more than 2,000 stockholders. Assuming that the reincorporation is completed, this provision would apply to the Company because stock of the surviving corporation would be listed on the NYSE.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Shareholder Voting	The MBCA provides that if an action, other than the election of directors, is to be taken by vote of the shareholders, it will be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the company's articles or another provision of Michigan law. Unless otherwise provided in a company's articles, directors are elected by a plurality of the votes cast at an election.

With certain exceptions, the MBCA requires that a merger or share exchange be adopted by the board of directors and approved by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote on the merger agreement. The exceptions under Michigan law to the voting requirements for mergers are similar to the exceptions under Delaware law. With certain exceptions, unless required by the articles of incorporation, action by shareholders of the surviving corporation on a plan of merger is not required if (a) the articles of incorporation of the surviving corporation will not differ from its articles of incorporation before the merger; and (b) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger.	Under the DGCL, in the absence of a specification in the corporation's certificate of incorporation or by-laws, once a quorum is obtained, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for stockholder action; however, under the DGCL directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The DGCL generally requires that a merger or sale of all or substantially all assets be approved by a vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote on the transaction. However, the DGCL does not require a vote of the stockholders of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized and unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Action by Shareholders without a Meeting	Under the MBCA, a corporation's articles of incorporation may provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote upon the action were present and voted.

The Michigan Articles provide that any action required or permitted by the MBCA to be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.	Under the DGCL, unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were presented and voted and such votes are delivered to the corporation. Pursuant to the Delaware Certificate, no action required to be taken or that may be taken at any meeting of stockholders may be taken without a meeting.

Dissenters' Rights of Appraisal	Under the MBCA, a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, certain corporate actions. Unless otherwise provided in a corporation's articles of incorporation, by-laws, or a board resolution, Michigan law excludes appraisal rights for such corporate actions (a) where the shares are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. and (b) in certain transactions where shareholders receive cash or shares that satisfy the requirements of (a).

Neither the Michigan Articles nor the Michigan By-Laws have altered the MBCA appraisal right exclusions.	The DGCL generally affords dissenters' rights of appraisal with respect to stock of a corporation in a merger or consolidation. The DGCL, however, does not afford dissenters' rights of appraisal with respect to (a) sale of assets, (b) stock of a corporation surviving a merger if no vote of the stockholders is required to approve the merger under the circumstances set forth above in the section of this table entitled “Shareholder Voting” or (c) stock of a corporation in a merger or consolidation if the stock is (i) listed on a national securities exchange or designated as a national market system security or (ii) widely held (by more than 2,000 stockholders); provided, however that the holders of stock described in clauses (c)(i) or (c)(ii) will be entitled to dissenters' rights if such holders are required to accept for shares anything except stock in the surviving corporation or stock in any other corporation that is listed on a national securities exchange or designated as a national market system security or widely held.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Inspection of Shareholders List	The MBCA requires that the list of shareholders entitled to vote at a meeting be produced at the time and place of the meeting, and be subject to inspection by any shareholder during the whole time of the meeting. The MBCA also provides that any shareholder of record, in person or by attorney or other agent, has the right, upon written demand, to inspect a list of the corporation's shareholders for any proper purpose. A proper purpose means a purpose reasonably related to the person's interest as a shareholder.	The DGCL requires that the list of stockholders entitled to vote at a meeting be available for inspection by any stockholder in the period beginning 10 days prior to the meeting and continuing through the meeting. The DGCL, however, only permits inspection of the list for a purpose germane to the meeting. Under the DGCL, a corporation must make the list available on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation.

Dividends and Repurchases of Shares	Under the MBCA and unless otherwise restricted by a corporation's articles of incorporation, a corporation may not make any distribution if, after making such distribution, (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.	The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Indemnification	Under the MBCA, a corporation may indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
The MBCA permits similar indemnification in the case of derivative actions, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court conducting the proceeding or another court of competent jurisdiction shall determine upon application that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Indemnification for settlement of a suit by or in the right of the corporation is permitted under the MBCA.

A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the MBCA's indemnification provisions must be indemnified by the corporation for actual and reasonable expenses incurred in connection therewith, including attorneys' fees, and in connection with proceedings brought to enforce this mandatory indemnification.
The DGCL permits similar indemnification in the case of derivative actions, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification for settlement of a suit by or in the right of the corporation is not permitted under DGCL. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceedings subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
The MBCA also provides that a corporation may advance reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to a proceeding if the party provides the corporation with a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the MBCA for indemnifying a person under the circumstances.

The Michigan Articles provide that Sotheby's Michigan will indemnify any person who is or was party to, or who is threatened to be made a party to, a threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director of Sotheby's Michigan, or is or was serving at the request of Sotheby's Michigan as a director of another corporation or any other entity against expenses and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. The Michigan Articles state they intend to grant Sotheby's Michigan's directors the fullest protection not prohibited by existing law at the time the Michigan Articles were made effective or such greater protection as may be permitted or not prohibited under succeeding provisions of law.

The Michigan Articles provide that Sotheby's Michigan has the power to indemnify any person who is or was party to, or who is threatened to be made a party to, a threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was an officer, employee, or agent of Sotheby's Michigan or is or was serving at the request of Sotheby's Michigan as an officer, partner, trustee, employee, or agent of another corporation or other enterprise, against expenses and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Sotheby's Michigan or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The Michigan Articles provide for advancement of expenses incurred by such persons described above in defending an action, suit or proceeding, but in the case of a person acting as officer, employee or agent of Sotheby's Michigan, such person must provide an undertaking to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by Sotheby's Michigan.	The Delaware Certificate and Delaware By-Laws provide, in substance, that each person made a party or threatened to be made a party to any type of proceedings, by reason of the fact that he or she is or was a director or officer of Sotheby's Delaware or that, being or having been such a director or officer of Sotheby's Delaware, or while a director or officer of Sotheby's Delaware, such person is or was serving at the request of Sotheby's Delaware as a director, officer, employee or agent of another corporation or enterprise, will be indemnified by Sotheby's Delaware to the fullest extent permitted by the DGCL, against all liability and loss suffered and expenses reasonably incurred by such person in connection therewith. In certain cases, the indemnified party will be entitled to the advancement of certain expenses relating to indemnification. Sotheby's Delaware may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)

Limitation or Elimination of Directors' Personal Liability	The MBCA provides that a corporation's articles of incorporation may include a provision eliminating or limiting a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director. A corporation's articles of incorporation, however, may not limit or eliminate a director's personal liability for (a) the amount of a financial benefit received by a director to which he or she is not entitled, (b) intentional infliction of harm on the corporation or the shareholders, (c) declaration of unlawful dividends or distributions to shareholders, unlawful distributions to shareholders during or after dissolution of the corporation, or unlawful loans to a director, officer or employee of the corporation or a subsidiary of the corporation, or (d) for an intentional criminal act.

The Michigan Articles provide that no director of Sotheby's Michigan will be liable to Sotheby's Michigan or its shareholders for monetary damages for a breach of a fiduciary duty. The Michigan Articles do not, however, limit a director's liability to Sotheby's Michigan or its shareholders resulting from (a) a breach of the director's duty of loyalty to Sotheby's Michigan or its shareholders, (b) acts or omissions of the director not in good faith or that involve intentional misconduct or knowing violation of law, (c) declaration of unlawful dividends or distributions to shareholders, unlawful distributions to shareholders during or after dissolution of the corporation, or unlawful loans to a director, officer or employee of the corporation, (d) a transaction from which the Director derived an improper personal benefit, or (e) any act or omission occurring prior to August 21, 1987 (the date of effectiveness of Sotheby's Michigan's Amended and Restated Articles of Incorporation).	Under the DGCL, if a corporation's certificate of incorporation so provides, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited. A corporation's certificate of incorporation, however, may not limit or eliminate a director's personal liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for the payment of unlawful dividends, stock repurchases or redemptions, or (d) for any transaction in which the director received an improper personal benefit.

The Delaware Certificate provides that a Director of Sotheby's Delaware will not be liable to Sotheby's Delaware or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption or limitation is not permitted under Delaware law.

SOTHEBY'S MICHIGAN, a Michigan corporation (pre-reincorporation)	SOTHEBY'S DELAWARE, a Delaware corporation (post-reincorporation)
Interested Director Transactions	Under the MBCA, a transaction in which a director or officer is determined to have an interest will not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the person interested in the transaction establishes (a) the transaction was fair to the corporation at the time entered into, (b) the material facts and the director's or officer's interest were disclosed or known to the board, a committee of the board, or the independent directors, and the board, committee or independent directors authorized, approved or ratified the transaction, or (c) the material facts and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transactions.	Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable solely because of such interest, provided that the contract or transaction is fair at the time it is authorized, is ratified by the corporation's shareholders after disclosure of the relationship or interest, or is authorized in good faith by a majority of the disinterested members of the board of directors or a committee thereof after disclosure of the relationship or interest. Delaware law permits an interested director to be counted in determining whether a quorum of the directors is present at the meeting approving the transaction, and further provides that the contract or transaction shall not be void or voidable solely because an interested director's vote is counted at the meeting that authorizes the transaction.

No Dissenters' Rights

       Because shares of Sotheby's Michigan Common Stock are listed on the NYSE, Michigan law does not provide for dissenters' rights for holders of Sotheby's Michigan Common Stock in connection with the reincorporation.

Accounting Treatment of the Reincorporation

       The reincorporation would be accounted for as a reverse merger whereby, for accounting purposes, the Company would be considered the acquiror and the surviving corporation would be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company, which the Company previously reported to the SEC on Forms 10-K and 10-Q, among other forms, as of and for all periods through the date of this Proxy Statement, would be treated as the financial statements of the surviving corporation.

Regulatory Approval

       To the Company's knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation merger would be the filing of articles of merger with the Bureau of Commercial Services of the Michigan Department of Labor & Economic Growth and the filing of a certificate of merger with the Secretary of State of Delaware.

Certain Federal Income Tax Consequences

       The Company has been advised by its counsel that, for U.S. federal income tax purposes, no gain or loss would be recognized by the shareholders of the Company as a result of the consummation of the reincorporation merger and no gain or loss would be recognized by Sotheby's Michigan or Sotheby's Delaware. In addition, counsel has advised the Company that each former holder of Sotheby's Michigan Common Stock would have the same basis in the common stock of Sotheby's Delaware received or deemed received by such person pursuant to the reincorporation merger as such holder had in the Sotheby's Michigan Common Stock held by such person immediately prior to the consummation of the reincorporation merger, and such person's holding period with respect to such common stock of Sotheby's Delaware would include the period during which such holder held the corresponding Sotheby's Michigan Common Stock, provided the latter was held by such person as a capital asset immediately prior to the consummation of the reincorporation merger.

       State, local or foreign income tax consequences to shareholders may vary from the U.S. federal income tax consequences described above. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE EFFECT OF THE REINCORPORATION UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

Vote Required for the Reincorporation Proposal

       To approve the proposed merger agreement, Michigan law requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote. A vote in favor of the reincorporation proposal is a vote to approve the merger agreement and therefore the reincorporation merger. A vote in favor of the reincorporation proposal also effectively constitutes approval of the Certificate of Incorporation of Sotheby's Delaware and the By-Laws of Sotheby's Delaware, subject to approval of the written consent proposal and special meeting proposal described below. If the shareholders approve the merger agreement and the reincorporation is completed, the Delaware Certificate and the Delaware By-Laws in effect immediately prior to the effective date of the reincorporation merger would, respectively, become the Certificate of Incorporation and By-Laws of the surviving corporation. Abstentions and broker “non-votes” are not votes cast affirmatively and consequently will have the effect of votes against the proposal.

       The approval of each of the written consent proposal and the special meeting proposal, each set forth below, is a condition to approval of the reincorporation. Thus, a vote against the written consent proposal or the special meeting proposal would have the effect of a vote against the reincorporation. Conversely, a vote against the reincorporation would have the effect of a vote against the written consent proposal and the special meeting proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
REINCORPORATION PROPOSAL

PROPOSAL 3—WRITTEN CONSENT

       Under the MBCA, a corporation's articles of incorporation may provide that any action required or permitted to be taken at an annual or special meeting of the corporation's shareholders may be taken without a meeting, without prior notice to shareholders, and without a shareholder vote, if written consents setting forth the action to be taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action if it were taken at a meeting at which all shares entitled to vote on the action were present and voted. The Michigan Articles currently permit shareholder action by written consent under those circumstances.

       Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, any action required or permitted to be taken by the corporation's stockholders may be taken without a meeting or notice to stockholders and without a stockholder vote, if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action if it were taken at a meeting of stockholders.

       Prior to the Company's recent Recapitalization, the Company had a dual-class voting structure, which would have made it impractical for anyone to make an unsolicited bid for the Company. Given the elimination of the controlling rights of the Class B shareholders, the Board of Directors believes it is appropriate to ensure that any future proposal to acquire the Company is subject to normal rules of corporate procedure. Accordingly, the Board of Directors proposes to include a provision in the Delaware Certificate and a corresponding provision in the Delaware By-Laws that would eliminate the ability of shareholders to act by written consent without a meeting.

       The written consent proposal, by eliminating the ability to act by written consent, will give all shareholders of the Company an equal opportunity to participate in determining the outcome of any proposed action requiring shareholder approval and will prevent the holders of a majority of the voting stock from using the written consent procedure to take shareholder action without affording all shareholders an opportunity to participate. This proposal will require that shareholder actions be taken only at an annual or special meeting of shareholders in accordance with the advance notice provisions of the Delaware By-Laws. This will ensure that shareholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested shareholder vote. In addition, if the special meeting proposal (Proposal 4, below) is adopted, shareholders will not have the ability to call a special meeting of shareholders of the Company to take corporate action between annual meetings. Accordingly, the written consent proposal in conjunction with the special meeting proposal could have the effect of discouraging, delaying or making more difficult a change in control of the Company. For example, a proposal for the removal of directors for cause could, if the Board of Directors desired, be delayed until the next annual meeting of the Company's shareholders. Although we believe that these provisions are intended to ensure an orderly process of shareholder democracy and may provide for an opportunity to maximize shareholder value in the event of an acquisition proposal by requiring potential acquirers to negotiate with the Company's Board of Directors, these provisions will apply even to unsolicited acquisition proposals that may be considered beneficial by some shareholders.

       For more information about the rights of the Company's shareholders following completion of the reincorporation, see “Comparison of Shareholder Rights Before and After the Reincorporation.” You should also carefully read the full text of the form of Delaware Certificate, which is attached as Appendix B to this Proxy Statement.

No Dissenters' Rights

       Michigan law does not provide for dissenters' rights for holders of Sotheby's Michigan Common Stock in connection with the written consent proposal.

Required Vote

       The affirmative vote of the majority of the votes cast by the holders of shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Meeting, assuming a quorum is present, is required to approve the written consent proposal. Abstentions and broker “non-votes” are not votes cast affirmatively and consequently will have the same effect as votes against the proposal.

       Approval of the reincorporation is conditioned on approval of the written consent proposal. As a result, a vote against the written consent proposal would have the effect of a vote against the reincorporation. Conversely, approval of the written consent proposal is conditioned on approval of the reincorporation. Thus, a vote against the reincorporation would have the effect of a vote against the written consent proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE WRITTEN CONSENT PROPOSAL

PROPOSAL 4—SPECIAL MEETING

       Michigan law provides that a special meeting of shareholders may be called by the board, or by officers, directors or shareholders as provided in a company's by-laws. The Michigan By-Laws provide that a special meeting of shareholders may only be called by the Chairman of the Board or the President, or pursuant to a resolution of the Board of Directors (i.e., special meetings may not ordinarily be called by shareholders). However, Michigan law provides that upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the circuit court, for good cause shown, may order a special meeting of shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in the order.

       Delaware law provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or by-laws. The Delaware Certificate provides that special meetings may only be called by the Chairman of the Board, the President, the Board of Directors or a committee of the Board of Directors. Because Michigan law would no longer apply following the reincorporation, if the special meeting proposal is adopted, holders of not less than 10% of the shares entitled to vote will no longer be able to petition a court to order a special shareholder meeting (except that, under Delaware law, if there is a failure to hold an annual meeting for 30 days after the designated date (or 13 months after the last annual meeting), the Delaware Court of Chancery may order a meeting to be held upon the application of any stockholder). See also “Comparison of Shareholder Rights Before and After the Reincorporation” for information regarding the ability under Delaware law of stockholders holding at least 10% of the outstanding shares to petition the Court of Chancery to order an election of directors where the remaining number of directors in office is less than a majority of the whole board. The inability for shareholders under normal circumstances to call a special meeting would mean that certain shareholder proposals, such as a proposed amendment to the by-laws or a proposal for the removal of directors, could not be voted on until the next annual meeting of the Company's shareholders, unless the Board agreed to call a special meeting. Prior to the Company's recent Recapitalization, the Company had a dual-class voting structure, which would have made it impractical for anyone to make an unsolicited bid for the Company. Given the elimination of the controlling rights of the Class B shareholders, the Board of Directors believes it is appropriate to ensure that any future proposal to acquire the Company is subject to normal rules of corporate procedure. Accordingly, the Board of Directors did not include a provision in the Delaware Certificate and a corresponding provision in the Delaware By-Laws that would give the shareholders the right to call a special meeting akin to the right available under Michigan law. However, the Board can still call a special meeting of the shareholders if issues arise that require a special shareholder meeting.

       For more information about the rights of the Company's shareholders following completion of the reincorporation, see “Comparison of Shareholder Rights Before and After the Reincorporation.” You should also carefully read the full text of the form of Delaware Certificate, which is attached as Appendix B to this Proxy Statement.

No Dissenters' Rights

       Michigan law does not provide for dissenters' rights for holders of Sotheby's Michigan Common Stock in connection with the special meeting proposal.

Required Vote

       The affirmative vote of the majority of the votes cast by the holders of shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Meeting, assuming a quorum is present, is required to approve the special meeting proposal. Abstentions and broker “non-votes” are not votes cast affirmatively and consequently will have the same effect as votes against the proposal.

       Approval of the reincorporation is conditioned on approval of the special meeting proposal. As a result, a vote against the special meeting proposal would have the effect of a vote against the reincorporation. Conversely, approval of the special meeting proposal is conditioned on approval of the reincorporation. Thus, a vote against the reincorporation would have the effect of a vote against the special meeting proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SPECIAL MEETING PROPOSAL.

PROPOSAL 5—APPROVAL OF AMENDED AND RESTATED RESTRICTED STOCK PLAN

Background

       In March 2006, the Board of Directors approved the adoption of the Amended and Restated Restricted Stock Plan, effective May 8, 2006, subject to shareholder approval. The Board believes the Amended and Restated Restricted Stock Plan, which amends and restates the Existing Restricted Stock Plan, is necessary and desirable for several reasons:

•	Only 235,772 shares of Class A Common Stock remain available for issuance under the Existing Restricted Stock Plan. This number is insufficient to permit appropriate continued restricted stock awards to eligible executives and especially with respect to restricted stock awards potentially payable in the future under the Executive Bonus Plan, given the Company's recent performance history. The increase in shares of Class A Common Stock by 4,500,000 shares, from 2,000,000 shares to 6,500,000 shares, under the Amended and Restated Restricted Stock Plan is thus reasonable and necessary.

•	Under the Existing Restricted Stock Plan, the Company could accelerate time vesting of restricted stock awards generally without limitation. In order to further align its executive compensation practices with current governance trends, the Amended and Restated Restricted Stock Plan does not generally permit the acceleration of an award's vesting schedule to less than a three (3) year period.

Related Reduction in Shares Reserved Under the Stock Option Plan

       Subject to shareholder approval of the Amended and Restated Restricted Stock Plan, the Committee has approved an amendment to the Stock Option Plan to reduce the number of shares reserved for issuance under that Stock Option Plan, by 6,955,500 shares, from 14,900,000 to 7,944,500 shares. The Stock Option Plan amendment is contingent on shareholder approval of the Amended and Restated Restricted Stock Plan in order to further demonstrate the Company's commitment to actual stock ownership in the Company by executives rather than the mere possibility of such ownership that is typical of stock option plans. The Company also believes it is prudent to refrain from requesting increases in authorized shares for issuance under one equity compensation plan without reducing the shares available for issuance under another plan that diverges from the Company's present compensation planning. As a result of substantially reducing the shares available for issuance under the Stock Option Plan, the Company believes that it is taking appropriate action.

Number of Shares Available for Future Grants Under Plans

       The effect of the Amended and Restated Restricted Stock Plan and the Stock Option Plan amendment on shares reserved for issuance as well as shares available for future grants under each plan is illustrated in the following tables:

Amended and Restated Restricted Stock Plan (as of the Record Date)
Shares Reserved for Issuance under the Existing Restricted Stock Plan	2,000,000
Less Shares of Restricted Stock Previously Issued under the Existing Restricted Stock Plan	(1,959,717)
Plus Shares previously withheld for tax obligations of participants that are again available for issuance under the Existing Restricted Stock Plan and forfeited shares	195,489
Number of Shares Available for Grant under the Existing Restricted Stock Plan	235,772
Plus Increase in Shares Reserved for Issuance and Available for Grant under the Amended and Restated Restricted Stock Plan	4,500,000
Total Shares Reserved for Issuance and Available for Grant under the Amended and Restated Restricted Stock Plan	4,735,772

Stock Option Plan (as of the Record Date)
Shares Reserved for Issuance under the Stock Option Plan	14,900,000
Less Shares Reserved in connection with Options previously exercised	(3,149,790)
Less Shares Reserved in connection with outstanding but unexercised Options	(4,293,880)
Number of Shares Available for Grant under the Stock Option Plan before Amendment	7,456,330
Less Decrease in Shares Reserved for Issuance in connection with Option Grants under the Stock Option Plan as a result of Amendment	(6,955,500)
Total Shares Reserved for Issuance and available in connection with Future Option Grants under the Stock Option Plan, as amended.	500,830

Principal Features of the Amended and Restated Restricted Stock Plan

       The following summary describes the principal features of the Amended and Restated Restricted Stock Plan and is qualified in its entirety by reference to this plan, a copy of which is attached to this Proxy Statement as Appendix D.

       Administration. The Amended and Restated Restricted Stock Plan is administered by the Committee (and, with respect to certain matters, the Section 162(m) Sub-Committee), which presently consists of five directors of the Company. The Committee has all powers and discretion necessary and appropriate to administer the Amended and Restated Restricted Stock Plan and to control its operation.

       Eligible Participants. The Committee will select those employees who are eligible to participate in the Amended and Restated Restricted Stock Plan based on recommendation from the Company's management.

       Number of Shares Subject to the Amended and Restated Restricted Stock Plan, Maximum Awards. A total of 6,500,000 shares of Class A Common Stock are reserved for issuance as Restricted Stock pursuant to the Amended and Restated Restricted Stock Plan. A single participant may not be awarded more than 1,000,000 shares of Restricted Stock during any thirty-six month period. Any shares that are forfeited will again be available for awards under the Amended and Restated Restricted Stock Plan. In addition, shares that are withheld in satisfaction of tax withholding obligations are again available for awards under the Amended and Restated Restricted Stock Plan prior to April 29, 2013.

       Restricted Stock Awards. Shares issued under the Amended and Restated Restricted Stock Plan are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting. Restricted Stock issued under the Amended and Restated Restricted Stock Plan will be subject to such restrictions and conditions, including time vesting and vesting based on satisfaction of performance criteria, as the Committee may determine. The issuance of Restricted Stock under the Amended and Restated Restricted Stock Plan is evidenced by a written agreement between the Company and the participant. The award agreement specifies the number of shares of Restricted Stock issued, the vesting period, and such other terms and conditions as the Committee, in its discretion, determines.

       Vesting Schedule. Restricted Stock granted under the Amended and Restated Restricted Stock Plan generally vests over a four (4) year period in which 25% of the shares vest on the first, second, third and fourth anniversaries of the date of grant.

       Acceleration of Vesting. The Committee, in its discretion, and subject to Code Section 162(m), may accelerate the vesting of a participant's Restricted Stock awards provided, however, that no acceleration will result in vesting over a period of less than three (3) years unless such acceleration is on account of the participant's death, Disability, Retirement, termination of employment or a Change of Control of the Company (as such terms are defined in the Amended and Restated Restricted Stock Plan).

United States Income Tax Consequences

       General. A participant will not recognize any income for federal income tax purposes at the time the participant is awarded Restricted Stock under the Amended and Restated Restricted Stock Plan. However, upon the lapse of a restriction, i.e., vesting of shares, the participant will realize ordinary income for federal income tax purposes in an amount equal to the then fair market value of the unrestricted shares. The income realized will be subject to tax withholding by the Company either through withholding shares issued upon vesting or by securing from the participant payment in cash. Generally, the Company will be entitled to a federal income tax deduction in the same amount and at the same time as the ordinary income realized by employees upon vesting of the Restricted Stock.

       Section 162(m). Subject to certain exceptions, Code Section 162(m) places a $1 million annual limit on a corporation's tax deduction for compensation paid to a Named Executive Officer. Compensation in excess of $1 million will, however, continue to be tax deductible by a corporation if such compensation satisfies the applicable requirements under Section 162(m) for “performance-based compensation” (the “Performance Exception”). Restricted Stock awards that provide time vesting restrictions do not satisfy the Performance Exception. Restricted Stock awards that provide performance-based criteria may satisfy the Performance Exception and such awards issued to the Named Executive Officers will be approved by the Section 162(m) Sub-Committee.

       The foregoing summary of the effects of United States income taxation upon the employee and the Company with respect to awards under the Amended and Restated Restricted Stock Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

New Plan Benefits

       Because the criteria for Restricted Stock awards under the Amended and Restated Restricted Stock Plan will be determined in the Committee's or Section 162(m) Sub-Committee's discretion, and because Named Executive Officers receive Restricted Stock awards based on Company performance under the Executive Bonus Plan, the Company is not presently able to determine the Restricted Stock that may be awarded to each Named Executive Officer, all current executive officers as a group, or all employees (including current officers who are not executive officers). Non-employee Directors are not eligible to participate in the Amended and Restated Restricted Stock Plan.

       However, assuming that the Amended and Restated Restricted Stock Plan had been in effect with respect to calendar year 2005, the Company would have awarded (and in fact did award under the Existing Restricted Stock Plan directly and indirectly through the Executive Bonus Plan) the following number of shares of restricted stock under the Amended and Restated Restricted Stock Plan directly and under the Executive Bonus Plan indirectly:

	Amended and Restated Restricted Stock Plan(1)
Name and Position or Group	Dollar Value($)(2)	Number of Shares
William F. Ruprecht, President and Chief Executive Officer	$568,756	28,059	(3)
Robin G. Woodhead, Executive Vice President and Chief Executive, Sotheby's Europe and Asia	$236,308	11,658
George Bailey, Managing Director, Sotheby's Europe	$217,396	10,725
William S. Sheridan, Executive Vice President And Chief Financial Officer	$306,300	15,111
Mitchell Zuckerman President, Sotheby's Financial Services, Inc. and Sotheby's Ventures, LLC	$218,794	10,794
Executive Officers as a Group	$1,897,637	93,618
Non-Executive Directors as a Group	0	0
Non-Executive Officer Employee Group	$3,678,923	207,700

(1)	This table includes only grants made during 2005 or in early 2006 with respect to 2005 performance under the Existing Restricted Stock or the Executive Bonus Plan.
(2)	Based on the price at which the restricted stock awards were granted.
(3)	Excludes 115,000 shares of restricted stock awarded in early 2005 to Mr. Ruprecht that related in part to 2004 performance.

Board Recommendation

       The Board of Directors continues to believe that stock-based incentives are important in attracting and retaining the services of outstanding personnel and in encouraging such employees to have greater stock ownership in the Company, thereby aligning their interests closely with those of the shareholders. In order to further the foregoing objectives and to enhance the retentive and incentive impact of outstanding equity compensation awards, the Board believes that it is desirable to adopt the Amended and Restated Restricted Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
AMENDED AND RESTATED RESTRICTED STOCK PLAN PROPOSAL

Required Approval

       The affirmative vote of a majority of the votes cast at the Meeting by the holders of Class A Common Stock is required for approval of the Amended and Restated Restricted Stock Plan.

PERFORMANCE GRAPH

       The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 2000 to December 31, 2005) with the cumulative return of the Standard & Poor's MidCap 400 Stock Index (“S&P Midcap 400”) and the Company's Peer Group (“Peer Group”). The Peer Group consists of Nordstrom, Inc., Saks Holdings, Inc., Tiffany & Co. and a new addition for this year, Movado, Inc. Movado, Inc. replaces The Neiman-Marcus Group, Inc., which was acquired by private investors in May 2005, as a result of which that company's stock ceased trading publicly.

       The Company believes the members of this Peer Group to be purveyors of luxury goods appealing to a segment of the population consistent with the Company's own clientele as no other auction house of comparable market share or capitalization is publicly traded.

       The graph reflects an investment of $100 in the Company's Class A Common Stock, the S&P MidCap 400, which includes the Company, and the Company's Peer Group, respectively, on December 31, 2000, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter.

Five Year Cumulative Total Return of Sotheby’s,

Peer Group, and the S&P Mid Cap 400 as of 12/31

$0

$50

$100

$150

$200

$250

$300

2000

2001

2002

2003

2004

2005

Sotheby’s

Peer Group

S&P

MidCap 400

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Sotheby's	$100.00	$71.63	$38.81	$58.91	$78.32	$79.18
Peer Group	$100.00	$146.27	$138.82	$227.44	$251.89	$256.05
S&P MidCap 400	$100.00	$99.43	$84.87	$115.11	$134.06	$150.88

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities with the SEC. Officers, directors, and greater than ten percent shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

       Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during the Company's most recent fiscal year, and Forms 5 with respect to the Company's most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary, by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2005.

CERTAIN COMPENSATION ARRANGEMENTS

       The Company is paying Mr. Sovern $310,000 for his seventh year of service as Chairman of the Board and as a director of the Company. This amount is payable in equal monthly installments, but will be paid in full in the event of a change in control of the Company or his being terminated without cause prior to February 21, 2007. See “Compensation of Directors.”

       The Duke of Devonshire, the Deputy Chairman of the Company, provides consulting services to the Company and is paid $117,189 per year for such services.

CERTAIN TRANSACTIONS

       In connection with the Recapitalization, which occurred on September 7, 2005, the Company entered into a Transaction Agreement (the “Agreement”) with various affiliates of A. Alfred Taubman and his family (the “Shareholders”). Prior to completion of the transactions contemplated by the Agreement, the Shareholders were the Company's controlling shareholders, holding in the aggregate 14,034,158 shares of Class B Common Stock, representing approximately 62.4% of the aggregate voting power of the Company's capital stock. Robert S. Taubman, A. Alfred Taubman's son, is a director of the Company.

       Pursuant to the Agreement, the Company agreed to exchange all 14,034,158 shares of Class B Stock owned by the Shareholders for $168,409,896 in cash and 7.1 million shares of the Company's Class A Common Stock. In the Agreement, each Shareholder agreed to a customary standstill lasting until the earlier of the (1) fourth anniversary of the Recapitalization or (2) 30 days after the date on which (a) the Shareholders, together with their affiliates, own, in the aggregate, securities representing less than ten percent of the Company's total outstanding voting power and (b) no affiliate of any Shareholder is a member of the board of directors of the Company (however, if such 30th day would otherwise occur on or before the second anniversary of the Recapitalization, such 30th day would not be deemed to occur until such second anniversary). Under the standstill, each Shareholder agreed, among other things, unless requested by the Company, not to acquire or propose to acquire ownership of or the ability to vote any securities or other property of the Company or any of its subsidiaries. A. Alfred Taubman is either an affiliate of or has an interest in certain of the Shareholders. In addition, Robert S. Taubman is an affiliate of or has a beneficial interest in certain of the Shareholders. Accordingly, each of them may be deemed to have material direct and indirect interests in the consideration paid to the Shareholders in the Recapitalization.

       In addition, a subsidiary of the Company has entered into a contract with the Chatsworth House Trust, of which the Duke of Devonshire, the Deputy Chairman of the Company, is the Chairman, to pay a fee of $180,290 plus a share in any net revenue to conduct an exhibition and sale at Chatsworth during 2006.

       From time to time, officers, directors and principal shareholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business.

PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

       Deloitte & Touche LLP has been the independent auditors for the Company since 1983. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 2006. Although shareholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

       The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

Independent Auditors' Fees

       The following table summarizes the aggregate fees billed to Sotheby's Holdings, Inc. by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees(a)	$3,232,429	$2,526,625
Audit-Related Fees(b)(c)	176,131	976,634
Tax Fees(d)	461,134	711,001
All Other Fees(e)	46,250	0

Total	$3,915,944	$4,214,260

(a)	Fees for audit services billed in 2005 and 2004 consisted of: the audit of the Company's annual financial statements, including Sarbanes-Oxley Act, Section 404 attestation, as well as statutory and regulatory audits; and reviews of the Company's quarterly financial statements.
(b)	Fees for audit-related services billed in 2005 consisted of: financial accounting and reporting consultations and employee benefit plan audits.
(c)	Fees for audit-related services billed in 2004 consisted of: financial accounting and reporting consultations; Sarbanes-Oxley Act, Section 404 documentation services; and employee benefit plan audits.
(d)	Fees for tax services billed in 2005 and 2004 consisted of tax compliance and tax planning and advice consisting of:
• Fees for tax compliance services totaled $334,214 and $517,300 in 2005 and 2004, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and in 2005 and 2004 consisted of: federal, state and local income tax return assistance; sales and use, property and other tax return assistance; assistance with tax return filings in certain foreign jurisdictions; tax advice related to intra-group allocations of income and value added tax; and assistance with tax audits and appeals.
• Fees for tax planning and advice services totaled $126,920 and $193,701 in 2005 and 2004, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to achieve a tax compliant result. Such services in 2005 consisted of: tax advice related to the Company's Section 965 Domestic Reinvestment Plan, tax advice related to the Company's jewelry partnership, as well as tax advice for certain executives. In 2004, such services consisted of tax advice related to the Company's sale of Sotheby's International Realty, tax advice related to the alteration of the Company's employee benefit plans and tax advice for certain executives.
(e)	All other Fees consist of Board Education Services.
	2005	2004
Ratio of Tax planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	0.05:1	0.05:1

       In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

       The Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to the Company by the Deloitte Entities. The policy provides for pre-approval of audit, audit related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permitted services, consisting of audit services, audit related services and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE INDEPENDENT AUDITOR RATIFICATION PROPOSAL.

PROPOSALS OF SECURITY HOLDERS

       Any shareholder proposal intended to be included in the Proxy Statement for the annual meeting to be held in 2007 must be received by the Secretary of the Company at 1334 York Avenue, New York, New York 10028 by the close of business on December 13, 2006. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the SEC's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

MARCH 31, 2006

between

Sotheby's Holdings, Inc., a Michigan corporation (Sotheby's Michigan)

and

Sotheby's Delaware, Inc., a Delaware corporation (Sotheby's Delaware)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated March 31, 2006 (the Agreement), is

BETWEEN

(1)	Sotheby's Holdings, Inc., a Michigan corporation (Sotheby's Michigan), and
(2)	Sotheby's Delaware, Inc., a Delaware corporation (Sotheby's Delaware), and a wholly owned subsidiary of Sotheby's Michigan.

Sotheby's Michigan and Sotheby's Delaware are sometimes hereinafter collectively referred to as the Constituent Corporations.

WHEREAS

(A)	Sotheby's Michigan is a corporation organized and existing under the laws of the State of Michigan, and, as of March 24, 2006 has 59,733,442 shares of Class A Limited Voting Common Stock issued and outstanding (Sotheby's Michigan Common Stock).
(B)	Sotheby's Delaware is a corporation organized and existing under the laws of the State of Delaware, and, as of the date hereof, has 1,000 shares of common stock, par value $0.01 per share, issued and outstanding (Sotheby's Delaware Common Stock), all of which are held by Sotheby's Michigan.
(C)	The respective Boards of Directors of Sotheby's Michigan and Sotheby's Delaware have adopted and approved, respectively, this Agreement, which is the plan of merger for purposes of the Michigan Business Corporation Act, the agreement of merger for purposes of the Delaware General Corporation Law and the plan of reorganization for purposes of Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the Code), and the Treasury regulations promulgated thereunder.
(D)	The Board of Directors of Sotheby's Michigan has determined to recommend this Agreement and the transactions contemplated by this Agreement, including the Merger, to the shareholders of Sotheby's Michigan, and the Board of Directors of Sotheby's Delaware has determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Sotheby's Michigan and Sotheby's Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	THE MERGER
1.1	Merger
Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware General Corporation Law and the Michigan Business Corporation Act, Sotheby's Michigan shall be merged with and into Sotheby's Delaware (the Merger) at the Effective Time of the Merger (as defined below) in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, whereupon the separate existence of Sotheby's Michigan shall cease and Sotheby's Delaware shall become, and is hereinafter sometimes referred to as, the Surviving Corporation.
1.2	Filing and Effectiveness
The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware and the Bureau of Commercial Services of the Michigan Department of Labor & Economic Growth of the State of Michigan, unless another date and time is set forth in the certificate of merger. The date and time when the Merger shall become effective is referred to herein as the Effective Time of the Merger.

1.3	Effect of the Merger
As of the Effective Time of the Merger, the separate existence of Sotheby's Michigan shall cease, and the Merger shall have the effects set forth in the applicable provisions of the Delaware General Corporation Law and the Michigan Business Corporation Act.
2.	CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
2.1	Certificate of Incorporation
The Certificate of Incorporation of Sotheby's Delaware in effect immediately prior to the Effective Time of the Merger shall be, as of the Effective Time of the Merger, amended to be in the form of Exhibit A hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. The certificate of merger filed with the Secretary of State of the State of Delaware will amend the Certificate of Incorporation of Sotheby's Delaware to change the name of Sotheby's Delaware to “Sotheby's.”
2.2	By-Laws
The By-Laws of Sotheby's Delaware in effect immediately prior to the Effective Time of the Merger shall be, as of the Effective Time of the Merger, the By-Laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
2.3	Directors and Officers
The directors and officers of Sotheby's Michigan immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation (holding the same titles as directors and officers as each such director or officer held with Sotheby's Michigan) until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.
3.	MANNER OF CONVERSION OF SHARES
3.1	Sotheby's Michigan Common Stock
As of the Effective Time of the Merger, each share of Sotheby's Michigan Common Stock that is issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into one fully paid and nonassessable share of Sotheby's Delaware Common Stock (the Merger Consideration). As of the Effective Time of the Merger, all shares of Sotheby's Michigan Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.
3.2	Sotheby's Michigan Options, Restricted Stock, Stock Purchase Rights and Other Equity-Based Awards
(a)	As of the Effective Time of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, restricted stock and other equity-based award plans heretofore adopted by Sotheby's Michigan (individually, an Equity Plan and, collectively, the Equity Plans), and shall reserve for issuance under each Equity Plan a number of shares of Sotheby's Delaware Common Stock equal to the number of shares of Sotheby's Michigan Common Stock so reserved immediately prior to the Effective Time of the Merger. Each unexercised option or other right to purchase Sotheby's Michigan Common Stock granted under and by virtue of any such Equity Plan that is outstanding immediately prior to the Effective Time of the Merger shall, as of the Effective Time of the Merger, become an option or right to purchase Sotheby's Delaware Common Stock on the basis of one share of Sotheby's Delaware Common Stock for each share of Sotheby's Michigan Common Stock issuable pursuant to any such option or stock purchase right, and otherwise on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Sotheby's Michigan option or stock purchase right. As of the Effective Time of the Merger, each warrant to purchase Sotheby's Michigan Common Stock that is outstanding immediately prior to the Effective Time of the Merger shall become a warrant to purchase Sotheby's Delaware Common Stock on the basis of one share of Sotheby's Delaware Common Stock for each share of Sotheby's Michigan Common Stock issuable immediately prior to the Effective Time of the Merger pursuant to any such warrant, and otherwise on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such Sotheby's Michigan warrant immediately prior to the Effective Time of the Merger. Each other equity-based award relating to Sotheby's Michigan Common Stock granted or awarded under any of the Equity Plans that is outstanding immediately prior to the Effective Time of the Merger shall, as of the Effective Time of the Merger, become an award relating to Sotheby's Delaware Common Stock on the basis of one share of Sotheby's Delaware Common Stock for each share of Sotheby's Michigan Common Stock to which such award relates and otherwise on the same terms and conditions, and subject to the same restrictions, applicable to such award immediately prior to the Effective Time of the Merger.

(b)	On or as soon as practicable following the Effective Time of the Merger, to the extent necessary, Sotheby's Delaware shall file with the Securities and Exchange Commission one or more registration statements on an appropriate form or one or more post-effective amendments to previously filed registration statements under the Securities Act of 1933, as amended, with respect to the shares of Sotheby's Delaware Common Stock that, as of the Effective Time of the Merger, will become subject to outstanding stock options and other equity-based awards under the Equity Plans, and shall use its best efforts to comply with any applicable state securities or “blue sky” laws, for as long as such options or other equity-based awards remain outstanding.
3.3	Sotheby's Delaware Common Stock
As of the Effective Time of the Merger, each share of Sotheby's Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be cancelled without compensation therefor and returned to the status of authorized but unissued shares.
3.4	Exchange of Certificates
(a)	After the Effective Time of the Merger, each holder of an outstanding certificate previously representing Sotheby's Michigan Common Stock may, at such holder's option (but shall not be required to), surrender the same for cancellation to such entity as the Surviving Corporation so designates as exchange agent (the Exchange Agent), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing an equivalent number of shares of Sotheby's Delaware Common Stock. Until so surrendered, each outstanding certificate previously representing Sotheby's Michigan Common Stock shall be deemed for all purposes to represent the shares of Sotheby's Delaware Common Stock into which the shares of Sotheby's Michigan Common Stock previously represented by such certificate have been converted as herein provided.
(b)	The registered owners of Sotheby's Michigan Common Stock on the books and records of Sotheby's Michigan immediately prior to the Effective Time of the Merger shall be the registered owners of Sotheby's Delaware Common Stock on the books and records of Sotheby's Delaware immediately after the Effective Time of the Merger, and the holders of certificates previously representing shares of Sotheby's Michigan Common Stock, until such certificates shall have been surrendered for transfer or conversion or otherwise accounted for by the Surviving Corporation, shall be entitled to exercise any voting and other rights with respect to, and receive dividends and other distributions upon, the shares of Sotheby's Delaware Common Stock that such shares of Sotheby's Michigan Common Stock were converted into pursuant to the Merger.
(c)	Each certificate representing Sotheby's Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transfer that appeared on the certificates representing Sotheby's Michigan Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

(d)	If any certificate representing shares of Sotheby's Delaware Common Stock is to be issued in a name other than the name in which the certificate surrendered in exchange therefor is registered, the following conditions must be satisfied before the issuance thereof: (i) the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer; (ii) such transfer shall otherwise be proper; and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than the name of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.
4.	GENERAL PROVISIONS
4.1	Covenants of Sotheby's Michigan
Sotheby's Michigan covenants and agrees that it will on or before the Effective Time of the Merger take all such other actions as may be required by the Delaware General Corporation Law and the Michigan Business Corporation Act to effect the Merger.
4.2	Covenants of Sotheby's Delaware
Sotheby's Delaware covenants and agrees that it will on or before the Effective Time of the Merger:
(a)	take such action as may be required to qualify to do business as a foreign corporation in the states in which Sotheby's Michigan is qualified to do business immediately before the Effective Time of the Merger, to the extent necessary, and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state laws;
(b)	take all such other actions as may be required by the Delaware General Corporation Law and the Michigan Business Corporation Act to effect the Merger.
4.3	Conditions to the Obligations of the Constituent Corporations to Effect the Merger
The respective obligation of each Constituent Corporation to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:
(a)	Each of (i) the Agreement, (ii) the proposal to include a provision in the Surviving Corporation's Certificate of Incorporation requiring that action by shareholders of the Surviving Corporation be taken at a duly called meeting of shareholders, and (iii) the proposal to include a provision in the Surviving Corporation's Certificate of Incorporation providing that special shareholder meetings may be called only by the Chairman of the Board, if any, the President, the Board of Directors or a duly designated committee of the Board of Directors (clauses (ii) and (iii) are referred to below as the Related Proposals), shall have been approved by (A) in the case of the Agreement, the holders of a majority of the outstanding shares of Sotheby's Michigan Common Stock entitled to vote thereon and (B) in the case of the Related Proposals, by a majority of the votes cast by the holders of shares of Sotheby's Michigan Common Stock entitled to vote thereon, and the Agreement shall have been adopted by the sole stockholder of Sotheby's Delaware.
(b)	No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction that prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the Constituent Corporations shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.
(c)	The shares of Sotheby's Delaware Common Stock issuable pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

4.4	Further Assurances
From time to time, as and when required by Sotheby's Delaware, Sotheby's Michigan shall execute and deliver or shall cause to be executed and delivered such deeds and other instruments, and Sotheby's Michigan shall take or cause to be taken any actions as shall be appropriate or necessary, (a) to vest or perfect in Sotheby's Delaware or confirm that Sotheby's Delaware shall have record ownership of or otherwise own the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Sotheby's Michigan on the Effective Time of the Merger or shortly thereafter and (b) to carry out the purposes of or to effectuate this Agreement by the Effective Time of the Merger or shortly thereafter, unless a specific deadline is established by this Agreement.
4.5	Abandonment
At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of any Constituent Corporation, notwithstanding the approval or adoption, as the case may be, of this Agreement by the shareholders of Sotheby's Michigan or the stockholder of Sotheby's Delaware.
4.6	Registered Office
The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.
4.7	Agreement
Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation in New York, NY, and copies thereof will be furnished to any shareholder or stockholder, as the case may be, of either Constituent Corporation, upon request and without cost.
4.8	Governing Law
This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflict of law rules that might lead to the application of the laws of any other jurisdiction) and, so far as applicable, the provisions of the Michigan Business Corporation Act.
4.9	Counterparts
In order to facilitate the filing and recording of this Agreement, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
4.10	No Third Party Beneficiaries
This Agreement is for the sole benefit of the parties hereto and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.
4.11	Severability
If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other person or circumstances.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sotheby's Michigan and Sotheby's Delaware have caused this Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

SOTHEBY'S HOLDINGS, INC., a Michigan corporation	SOTHEBY'S DELAWARE, INC., a Delaware corporation

By:	By:

Name: Title:	Name: Title:

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
SOTHEBY'S

FIRST.	The name of the corporation (which is hereinafter referred to as the “Corporation”) is Sotheby's.
SECOND.	The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH.	(a)	The total number of shares of stock that the Corporation shall have authority to issue is 250,000,000, of which 200,000,000 shares, par value $0.01 per share, shall be designated as Common Stock (“Common Stock”), and 50,000,000 shares, par value $0.01 per share, shall be designated as Preferred Stock (“Preferred Stock”).
	(b)	The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide from time to time for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
The authority of the Board to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof shall include, but not be limited to, determination of the following:
		(1)	the number of shares constituting that series and the distinctive designation of that series;
		(2)	the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
		(3)	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
		(4)	whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;
		(5)	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
		(6)	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
		(7)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) any other relative rights, preferences and limitations of that series.
(c) Each holder of Common Stock shall have one vote for each share thereof held.
FIFTH.	The name and mailing address of the incorporator is Eric S. Shube, Allen & Overy LLP, 1221 Avenue of the Americas, New York, NY, 10020.
SIXTH.	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-Law whether adopted by them or otherwise.
SEVENTH.	Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
EIGHTH.	A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the laws of the State of Delaware as currently in effect or as the same may hereafter be amended. Any amendment, modification or repeal of this Article Eighth shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal.
NINTH.	The Corporation shall indemnify and hold harmless, including the advancement of expenses, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (a “Covered Person”) (including the heirs, executors, administrators and estate of such Covered Person), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Ninth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article Ninth. No amendment or repeal of this Article Ninth shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Ninth or under the applicable provisions of law.
TENTH.	No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

ELEVENTH.	Subject to the rights of holders of shares of any class or series of Preferred Stock in respect of meetings of the holders of such shares, special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting.

APPENDIX C

BY-LAWS OF
SOTHEBY'S

(a Delaware corporation, the “Corporation”)

ARTICLE I
STOCKHOLDERS

       Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of Directors, and, subject to Section 1.12 of these By-Laws to conduct such other proper business as may be brought before the meeting, at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors.

       Section 1.2. Special Meetings. Subject to the rights of holders of shares of any class or series of Preferred Stock in respect of meetings of the holders of such shares, special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President and Chief Executive Officer, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting.

       Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given in writing or by electronic transmission in accordance with applicable law to each stockholder of record entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation.

       Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time by the chairman of such meeting, whether or not there is a quorum present at such meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of capital stock of the Corporation having a majority of the votes that could be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chairman of such meeting may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Shares of capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining whether a quorum is present at any meeting of stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote capital stock, including but not limited to its own capital stock, held by it (or any other corporation) in a fiduciary capacity. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

       Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President and Chief Executive Officer, or in the absence of the President and Chief Executive Officer by any Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

       Section 1.7. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election. At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. All other matters considered at a meeting of stockholders shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by a majority of the votes that could be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote thereon that are present in person or by proxy at such meeting (assuming that a quorum is present).

       Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares of capital stock of the Corporation registered in the name of each stockholder. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to which stockholders are entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

       Section 1.10. No Action By Consent of Stockholders. No action required to be taken or that may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to take action by consent in writing, without a meeting, is expressly denied.

       Section 1.11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as may be adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

       Section 1.12. Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.12. For business to be properly brought before an annual meeting by a stockholder of record, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and, if applicable, the beneficial owner on whose behalf the stockholder is acting, (iii) the class and number of shares of capital stock of the Corporation that are owned of record by the stockholder, and, if applicable, beneficially by the beneficial owner, and (iv) any material interest of the stockholder or, if applicable, the beneficial owner in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.12, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

       Section 1.13. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 1.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

       Section 1.14. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of

Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.14, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 1.13 of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

ARTICLE II
BOARD OF DIRECTORS

       Section 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. No decrease in the number of authorized Directors shall shorten the term of any incumbent Director.

       Section 2.2. Election; Resignation; Vacancies; Removal. The Board of Directors shall initially consist of the persons named as Directors by the incorporator, and each Director so elected shall hold office until such Director's successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors each of whom shall hold office until such Director's successor is elected and qualified. Any Director may resign at any time upon written notice to the Corporation. Any newly created Directorship or any vacancy occurring in the Board of Directors for any cause may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum or by a single remaining Director, and each Director so elected shall hold office until such Director's successor is elected and qualified. Subject to the rights of holders of shares of any class or series of Preferred Stock with respect to such class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, either with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

       Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and, if so determined, notices thereof need not be given.

       Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President and Chief Executive Officer, the Secretary, or any other Director. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting, unless such notice is waived by each Director who is not present for such special meeting.

       Section 2.5. Telephonic Meetings Permitted. Directors, or any member of any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

       Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors (including any vacancies) shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these By-Laws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President and Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but the chairman of the meeting may appoint any person to act as secretary of the meeting.

       Section 2.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or paper evidence of the electronic transmission are filed with the minutes of proceedings of the Board of Directors or such committee.

       Section 2.9. Compensation. By resolution of the Board of Directors an annual or other fee as well as a fixed sum and expenses may be allowed for service as a member of the Board of Directors, for attendance by a member of such committee at each annual or special meeting of the Board of Directors and for attendance by a member of such committee at each meeting of any committee designated by the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III
COMMITTEES

       Section 3.1. Committees. The Board of Directors may by resolution designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

       Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV
ADVISORY COMMITTEE

       Section 4.1. Advisory Committee: Constitution and Powers. The President and Chief Executive Officer, in consultation with the Chairman of the Board, if any may designate an advisory committee (to be known as the “Advisory Committee” or “Advisory Board”), the members of which need not be Directors but shall be prominent members of the art or business communities of the world. The Advisory Committee and its members shall advise the Corporation as to matters relating to conditions in the national and international art markets and shall recommend actions that the Corporation may take in respect thereto. The compensation, if any, of the members of the Advisory Committee shall be fixed from time to time by the President and Chief Executive Officer, in consultation with the Chairman of the Board, if any. The Advisory Committee, as such, shall have no rights, powers, duties, authority, or responsibilities in respect of the Corporation or its shareholders but shall be entitled to all of the indemnifications to which a member of the Board of Directors is entitled.

       Section 4.2. Meetings of Advisory Committee. Meetings of the Advisory Committee shall be held at such time(s) and place(s), as shall from time to time be determined by resolution of the Advisory

Committee or by its chairman, who shall be elected by the Board of Directors or appointed by the President and Chief Executive Officer. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

       Section 4.3. Vacancies in Advisory Committee. Any newly created memberships and vacancies occurring in the Advisory Committee may be filled by the President and Chief Executive Officer, in consultation with the Chairman of the Board, if any.

ARTICLE V
OFFICERS

       Section 5.1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Chief Executive Officer and a Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents (who may be further designated as Executive Vice Presidents or Senior Vice Presidents), one or more Assistant Secretaries, a Chief Financial Officer, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may from time to time determine. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until such officer's successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

       Section 5.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VI
STOCK

       Section 6.1. Stock Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President and Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number and class of shares of capital stock of the Corporation owned by such stockholder; provided that the Board of Directors may provide by resolution that some or all classes of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

       Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

       Section 6.3. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII
INDEMNIFICATION

       Section 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in connection with such action, suit or proceeding provided such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of Directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VII.

       Section 7.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or such other court shall deem proper.

       Section 7.3. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) of any person entitled to indemnification pursuant to Section 7.1 of these By-Laws or the Certificate of Incorporation of the Corporation incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the advancement of expenses of Directors and officers of the Corporation.

       Section 7.4. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

       Section 7.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

       Section 7.6. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

       Section 7.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

       Section 7.8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or under the applicable provisions of law.

ARTICLE VIII
MISCELLANEOUS

       Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

       Section 8.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

       Section 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

       Section 8.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the

Board of Directors, a committee thereof, or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

       Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

       Section 8.6. Amendment of By-Laws. These By-Laws may be altered or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

APPENDIX D

SOTHEBY'S HOLDINGS, INC.

AMENDED AND RESTATED

RESTRICTED STOCK PLAN

SOTHEBY'S HOLDINGS, INC.
AMENDED AND RESTATED
RESTRICTED STOCK PLAN

i

SOTHEBY'S HOLDINGS, INC. AMENDED AND RESTATED
RESTRICTED STOCK PLAN

ARTICLE 1
PURPOSE OF THE PLAN, ADOPTION AND TERM

      1.1 Establishment of Original Plan and Amendment and Restatement of Plan. The Sotheby's Holdings, Inc. 2003 Restricted Stock Plan was originally established effective May 1, 2003. The plan is now amended and restated in connection with the Corporation's 2005 recapitalization and such other changes as the Corporation deems desirable. Subject to the consummation of the reincorporation of the Corporation in the State of Delaware, which will be on or around May 8, 2006, the plan will be adopted by Sotheby's, a Delaware corporation, as the successor to the Corporation.

      1.2 Purpose of Plan. The purpose of the Plan is to promote the interests of the Corporation and its shareholders by providing certain Employees of the Corporation with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Corporation and its Subsidiaries and attracting and retaining the best available personnel to participate in the ongoing business operations of the Corporation and its Subsidiaries.

      1.3 Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation, and subject to the approval of a majority of the voting power of the shareholders of the Corporation is effective May 8, 2006. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

ARTICLE 2
DEFINITIONS

      In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms “he,” “his,” and “him” shall refer to a Participant, and the capitalized terms shall have the following meanings:

      2.1 “Articles of Incorporation” means the Articles of Incorporation of the Corporation, or other similar document of any successor to the Corporation, as the same may be amended from time to time.

      2.2 “Award” means individually or collectively, a grant of Restricted Stock under this Plan.

      2.3 “Award Agreement” means an agreement entered into by each Participant and the Corporation, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

      2.4 “Beneficiary” means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant's death; or (ii) an individual who, as a result of designation by a Participant, succeeds to the rights and obligations of such Participant under the Plan and the Award Agreement upon such Participant's death.

      2.5 “Board of Directors” means the Board of Directors of the Corporation.

      2.6 “Business Day” means any Day on which the New York Stock Exchange is open for trading.

      2.7 “Change in Control” means the date upon which: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), shall become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Common Stock of the Corporation enabling such Person to elect a majority of the members of the Board of Directors of the Corporation; or (ii) the individuals who constitute the Board (the “Incumbent Board”) cease for any reason within any period of 18 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board.

      2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      2.9 “Common Stock” means the Class A Limited Voting Common Stock of the Corporation. Upon the reincorporation of the Corporation in the State of Delaware, Common Stock means common stock of the Delaware corporation, as successor to the Corporation, par value $0.01 per share.

      2.10 “Compensation Committee” or “Committee” means the Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan.

      2.11 “Confidential Information” means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situation and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation's and any Subsidiary's sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

      2.12 “Corporation” means Sotheby's Holdings, Inc., a Michigan corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

      2.13 “Date of Grant,” with respect to an Award, means the date on which the Compensation Committee grants such Award pursuant to the Plan.

      2.14 “Day” means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

      2.15 “Disability” or “Disabled” means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Certain conditions are excluded from the definition of Disability. The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Award Agreement.

      2.16 “Employee” means an individual who is and continues to be employed (within the meaning of section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary) including officers (whether or not they may also be directors) of the Corporation or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

      2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      2.18 “Fair Market Value” means the value of each share of Restricted Stock, determined for a particular date as follows:

(a) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share of Restricted Stock shall be the closing price per share of Common Stock on such exchange (or, if listed on more than one United States exchange, the principal said exchange) on the relevant Valuation Date hereunder;

(b) if paragraph (a) is not applicable, the value of each share of Restricted Stock shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder, or such other date as the Committee shall select.
(c) for purposes of determining taxation of the Restricted Stock issued to U.K. employees, the definition of Fair Market Value may be adjusted as required by the Shares Valuation Division of the U.K. Inland Revenue.

      2.19 “Fiscal Year” means the fiscal year of the Corporation.

      2.20 “Fractional Share” means a portion of, or less than the whole of, a share of Common Stock.

      2.21 “Option” means an Option granted under the Stock Option Plan.

      2.22 “Optionee” means an individual who has outstanding Option grants under the Stock Option Plan.

      2.23 “Participant” means an Employee who has an outstanding Award granted under this Plan.

      2.24 “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, in its discretion), and the shares are subject to substantial risk of forfeiture, as provided in Section 6.2 or 7.3.

      2.25 “Person” or “Persons” means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

      2.26 “Plan” means the Sotheby's Holdings, Inc. Amended and Restated Restricted Stock Plan. Upon reincorporation of the Corporation in the State of Delaware, the Plan shall be known as the Sotheby's Amended and Restated Restricted Stock Plan, as such plan may be amended from time to time.

      2.27 “Reporting Person” means any and all Employees subject to Section 16 of the Exchange Act.

      2.28 “Restricted Stock” means those shares of Common Stock made the subject of any Award granted pursuant to the Plan.

      2.29 “Retirement” means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee.

      2.30 “Section 162(m) Subcommittee” shall be a Subcommittee of the Compensation Committee comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a “non-employee director” as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an “outside director” as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder. The purpose of the Section 162(m) Subcommittee is to approve Restricted Stock Awards to “covered employees” (as defined in Code Section 162(m)) so that the Restricted Stock can qualify as performanced-based compensation under Code Section 162(m).

      2.31 “Securities Act” means the Securities Act of 1933, as amended.

      2.32 “Stock Option Plan” means the Sotheby's Holdings, Inc. 1987 and 1997 Stock Option Plans, as amended from time to time.

      2.33 “Subsidiary” means any corporation at least 50% of the total combined voting power of which is owned by the Corporation or another Subsidiary.

      2.34 “Transfer” means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

      2.35 “Valuation Date” means, with respect to an Award of Restricted Stock, the Business Day immediately preceding either the Date of Grant of such Award, or the vesting date or other event applicable to such Award. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, the value at the close of trading on such Valuation Date, and with respect to any other item, midnight in New York City, New York at the end of such Valuation Date.

ARTICLE 3
ADMINISTRATION

      3.1 Administration. The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Committee or the Section 162(m) Subcommittee as applicable shall have the sole discretionary authority:

(a) to authorize the granting of Restricted Stock Awards;
(b) to select any Reporting Persons who are to be granted Restricted Stock under the Plan and to determine, subject to the limitations provided in Section 6.1 hereof, the number of shares of Restricted Stock to be granted to each Reporting Person;
(c) to construe and interpret the Plan;
(d) to establish and modify administrative rules for the Plan;
(e) to impose such conditions and restrictions with respect to the Restricted Stock Awards, not inconsistent with the terms of the Plan, as it determines appropriate;
(f) to execute or cause to be executed Award Agreements; and
(g) generally, to exercise such power and perform such other acts in connection with the Plan and the Awards and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

      Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

      The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Awards, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

      3.2 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

      3.3 Indemnification. The Committee, members of the Committee, and each Person or Persons designated or delegated by the Committee, and the shareholders, directors and officers of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

ARTICLE 4
SHARES OF COMMON STOCK SUBJECT TO THE PLAN

      4.1 Shares Subject to the Plan. The Restricted Stock to be made the subject of Awards granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of

Common Stock that may be issued by the Corporation under the Plan is 6,500,000 shares of Common Stock. The number of shares of Restricted Stock to be granted at any time shall not exceed the relevant number of shares of Common Stock remaining available for issuance under the Plan.

      4.2 Restricted Stock Subject to Forfeited or Terminated Awards or Withholding Tax. In the event that any Restricted Stock with respect to an outstanding Award is forfeited, surrendered, expires or is terminated for any reason before the Period of Restriction has been satisfied, all shares of Restricted Stock allocable to the forfeited or terminated portion of such Award shall again be available for Awards subsequently granted under the Plan. If a Participant elects or is deemed to have elected to have shares of Restricted Stock withheld in satisfaction of tax withholding obligations prior to April 29, 2013, the withheld shares of Restricted Stock shall, for purposes of this Section 4.2, be considered to have been surrendered and shall therefore be available for Awards subsequently granted under the Plan. Shares of Restricted Stock withheld in satisfaction of tax withholding obligations on or after April 29, 2013 shall not be available for Awards subsequently granted under the Plan unless the surrender and reissuance of these shares is approved by shareholders, if such approval is then deemed necessary to comply with applicable rules or regulations.

ARTICLE 5
PARTICIPATION

      Plan Participants shall be such Employees as the Compensation Committee may select (who may include officers). In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant.

ARTICLE 6
RESTRICTED STOCK

      6.1 Grant of Restricted Stock. The Compensation Committee may cause the Corporation to issue shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Compensation Committee may determine in addition to those set forth herein. The maximum aggregate number of shares of Restricted Stock which may be granted to any one Employee during a 36-consecutive month period shall be limited to 1 million shares. For purposes of calculating the maximum number of shares of Restricted Stock granted during a 36-consecutive month period to an Employee who is subject to Code Section 162(m), any shares that are granted and subsequently cancelled or surrendered during such 36-month period, including shares surrendered or cancelled for tax withholding purposes shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such period. Notwithstanding the foregoing, to the extent an adjustment is made to the Common Stock to reflect a change in the corporate capitalization of the Corporation, the additional shares of Restricted Stock, if any, shall not be counted against the maximum number of shares which may be granted to the Participant.

      6.2 Establishment of Performance Criteria and Restrictions. Restricted Stock grants will be subject to time vesting under Section 7.3. The Compensation Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Corporate or individual performance criteria include, but are not limited to, designated levels or changes in total shareholder return, net income, return on equity, return on assets, EBIDTA, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant's Award Agreement. Each grant of Restricted Stock may be subject to a different Period of Restriction as specified in the Award Agreement. Subject to Section 7.4 and except with respect to grants of Restricted Stock intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Compensation Committee may, in its sole discretion, shorten or terminate the Period of Restriction or waive any other restrictions applicable to all or a portion of such Restricted Stock.

      6.3 Restricted Stock Share Certificates. Restricted Stock awarded to a Participant may be held under the Participant's name in a book entry account maintained by or on behalf of the Corporation. Upon vesting of the Restricted Stock, the Corporation will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with Sections 6.2 and 7.3.

      6.4 Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall have the right to vote such shares and the right to receive any dividends with respect to such shares, whether or not the shares of Restricted Stock are vested. All distributions, if any, received by an Employee with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

ARTICLE 7
TERMS AND CONDITIONS OF RESTRICTED STOCK

      7.1 Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in a written agreement (an “Award Agreement”) in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Corporation and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock.

      7.2 Plan Provisions Control Terms. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

      7.3 Time Vesting. Except in the case of the death, Disability, or Retirement of a Participant, and subject to the provisions of Sections 6.2 and 7.4 hereof, the Restricted Stock granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment >From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 or more	100%

      In the event a Participant terminates employment prior to 100% vesting, any shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. However, a Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death, Disability, or Retirement. A Participant shall also be 100% vested in his Restricted Stock on the date of a Change of Control. Notwithstanding the foregoing, for grants of Restricted Stock with performance-based restrictions, the Compensation Committee, in its sole discretion will determine the extent to which a Participant is entitled to vesting in the event of his death, Disability, Retirement or a Change of Control. Subject to Section 7.4, the Compensation Committee may approve Restricted Stock grants that provide alternate vesting schedules.

      For purposes of this Section 7.3, account shall be taken of any adjustments made to the shares of Restricted Stock as described in Section 8.3 hereof after the Date of Grant of the Restricted Stock, such that the number of shares of Restricted Stock with respect to which a Participant is vested shall be redetermined at the time of an adjustment.

      7.4 Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, including Sections 6.2 and 7.3, the Compensation Committee, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock; provided, however that no acceleration will result in vesting over a period of less than three (3) years unless such acceleration is on account of the Participant's death, Disability, Retirement, termination of employment or a Change of Control.

      7.5 Taxes and Withholding. When a Participant incurs tax liability in connection with the lapse of a restriction which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the withholding tax obligation will be satisfied by withholding from shares to be issued upon lapse of such restriction that number of shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld (but in no event any more than the minimum amount required to be withheld). The Corporation will establish the procedures for selling shares needed to satisfy the tax withholding liability, which procedures may include selling shares on the open market or the Corporation's purchase of such shares or such other procedures as the Corporation deems desirable. The Participant also has the option to make payment in cash in United States dollars in lieu of the share withholding described above pursuant to procedures established by the Corporation. The amount of any such withholding shall be determined by the Corporation.

      7.6 Surrender of Restricted Stock. Any Restricted Stock granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Participant agree.

      7.7 Incorporation by Reference of Articles of Incorporation. The relevant provisions of the Articles of Incorporation are hereby incorporated by reference.

ARTICLE 8
AMENDMENT AND TERMINATION OF THE PLAN; REORGANIZATIONS AND
RECAPITALIZATIONS OF THE CORPORATION

      8.1 Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of a revision or amendment to the Plan, all outstanding Restricted Stock shall be adjusted to be consistent with the terms and provisions of the Plan, as revised or amended, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall alter or impair the rights of a Participant under any Award previously granted under the Plan.

      8.2 Termination of the Plan. The Compensation Committee, with the approval or at the direction of the Board of Directors, and the Board of Directors shall have the right and power to terminate the Plan at any time, and no Restricted Stock shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any outstanding Restricted Stock shall be subject to the same terms and conditions as provided in Article 7 hereof, that would have applied to such Restricted Stock if the Plan had not been terminated.

      8.3 Reorganizations and Recapitalizations of the Corporation.

(a) The existence of this Plan and Restricted Stock granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) Except as hereinafter provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Restricted Stock granted hereunder.
(c) The shares with respect to which Restricted Stock may be granted hereunder are shares of Common Stock of the Corporation as presently constituted, but if, and whenever, prior to the vesting of the Restricted Stock and the delivery by the Corporation of the Common Stock, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of outstanding shares of Common Stock, without receiving compensation therefore in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted, and the number of shares of Restricted Stock granted, as well as the number of shares of Common Stock available for future Restricted Stock Awards, shall be adjusted as follows:

(i) in the event of an increase in the number of outstanding shares, be proportionately increased; and
(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced.

(d) To the extent that any adjustment described in this Section 8.3 relates to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons, subject to obtaining the agreement of the Corporation's auditors to such adjustments.

ARTICLE 9
COMPLIANCE WITH OTHER LAWS AND REGULATIONS

      9.1 Registration or Qualification of Securities. The Plan and the grant of Restricted Stock under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each share of Restricted Stock shall be subject to the requirement that if at any time the Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock, the Restricted Stock shall comply with any registration, qualification, consent or approval requirements as imposed by the Compensation Committee.

      9.2 Representation. The Compensation Committee may require that any Person who is granted Restricted Stock under the Plan represent and agree in writing that if the shares of Common Stock made subject to the Restricted Stock are issuable under an exemption from registration requirements, the shares will be “restricted” securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued for investment purposes and not with a view toward distribution.

ARTICLE 10
RESTRICTIONS ON TRANSFER

      A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise his rights under the Plan. No purported assignment, pledge or transfer of Restricted Stock granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Restricted Stock thereunder shall terminate and become of no further effect.

ARTICLE 11
GENERAL PROVISIONS

      11.1 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be issued Restricted Stock under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Restricted Stock pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Restricted Stock granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of a Participant is and continues to be “at will.”

      11.2 Beneficiaries or Representatives of a Participant. The Compensation Committee's determination of death or Disability and of the right of any Person other than a Participant under the Plan shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than a Participant such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable.

      11.3 Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Restricted Stock the number so computed is not a whole number of shares of Restricted Stock, such number of shares of Restricted Stock shall be rounded down to the next whole number.

      11.4 Inspection of Records. Copies of the Plan, records reflecting each Participant's Awards, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

      11.5 Word Meanings. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

      11.6 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

      11.7 Severability. Whenever possible, each provision in the Plan and all Restricted Stock granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Restricted Stock at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and all other Restricted Stock at any time granted under the Plan shall remain in full force and effect.

      11.8 Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

      11.9 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of section 162(m) of the Code. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee.

      11.10 Strict Construction. No rule of strict construction shall be implied against the Compensation Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Restricted Stock granted under the Plan or any rule or procedure established by the Compensation Committee.

      11.11 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of New York and construed in accordance therewith.

      To record the adoption of the Plan, the Corporation has caused the execution hereof as of this 10th day of April, 2006.

SOTHEBY'S HOLDINGS, INC., a Michigan corporation

By:	/s/ WILLIAM F. RUPRECHT

Its: President and Chief Executive Officer

SOTHEBY’S HOLDINGS, INC. CLASS A LIMITED VOTING COMMON STOCK PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 8, 2006

          The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT attorneys , with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby’s Holdings, Inc., on Monday, May 8, 2006, at the office of Sotheby’s, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time, and at any adjournment or postponement thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment or postponement thereof.

          If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment or postponement thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

Dear Shareholders of Sotheby’s Holdings, Inc.

Enclosed you will find material regarding the Company’s 2006 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

For Certain Sotheby’s Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Company’s Retirement Savings Plan (the “Plan”). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Mellon Investor Services no later than May 3, 2006. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6. If no direction is given, the shares will be voted FOR Proposals 1, 2, 3, 4, 5 and 6. Such shares will be voted in the proxies’ discretion upon any other business that may properly come before the meeting.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE
1.	Election of Directors

	FOR all Nominees listed (except those listed below)		WITHHOLD AUTHORITY to vote for all Nominees
	☐		☐

Election by Holders of Class A Limited Voting Common Stock of 01 Michael Blakenham 02 Steven B. Dodge 03 The Duke of Devonshire 04 Allen Questrom 05 William F. Ruprecht 06 Michael I. Sovern 07 Donald M. Stewart 08 Robert S. Taubman and 09 Robin G. Woodhead as directors.

To withhold authority to vote for any individual nominee, Mark the box at left above and write that nominee’s name on the space provided below.

2.	Adoption of the Agreement and Plan of Merger, dated March 31, 2006, relating to the reincorporation of Sotheby’s Holdings, Inc. in Delaware .

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

3.	Approval of a provision in the surviving corporation’s certificate of incorporation to provide that shareholder action may only be taken at a duly called meeting of shareholders .

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

4.	Approval of a provision in the surviving corporation’s certificate of incorporation regarding who may call special shareholder meetings.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

5.	Approval of the Sotheby’s Holdings, Inc. Amended and Restated Restricted Stock Plan.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

6.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2006.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

If any of Proposals 2,3 and 4 is not approved, none of Proposals 2,3 and 4 will be implemented.

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature

Signature if held jointly

Dated: ___________________, 2006

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

  FOLD AND DETACH HERE  

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/bid Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.